               -------------------------------------------------

               -------------------------------------------------


                              AGREEMENT OF PURCHASE

                                AND SALE OF STOCK

                                  By and Among

                         CARIBINER INTERNATIONAL, INC.,

                          BLUMBERG COMMUNICATIONS, INC.

                                       and

                  EACH OF THE STOCKHOLDERS LISTED ON SCHEDULE A


               -------------------------------------------------

               -------------------------------------------------

                                December 19, 1996

                                TABLE OF CONTENTS

                                                                            Page

1.       Purchase and Sale of Stock..........................................  1

2.       (a)      Purchase Price.............................................  1
         (b)      Purchase Price Adjustment..................................  2
         (c)      Escrow Amount..............................................  3
         (d)      "Piggyback" Registration Rights............................  4
         (e)      Acquisition by Affiliates..................................  6

3.       (a)      Closing....................................................  6
         (b)      Further Action.............................................  6

4.       Sellers' and the Company's Obligations at Closing;
           Further Assurances................................................  8

5.       Purchaser's Obligations at Closing.................................. 11

6.       Representations and Warranties of Sellers and
           the Company....................................................... 12
         (a)      Organization, Standing and Qualification................... 12
         (b)      Subsidiaries............................................... 13
         (c)      Transactions with Certain Persons.......................... 13
         (d)      Execution, Delivery and Performance of Agreement;
                    Authority................................................ 14
         (e)      Capitalization............................................. 14
         (f)      Ownership of the Company's Capital Stock................... 15
         (g)      Financial Statements....................................... 15
         (h)      Absence of Undisclosed Liabilities......................... 16
         (i)      Taxes...................................................... 16
         (j)      Absence of Changes or Events............................... 17
         (k)      Litigation................................................. 19
         (l)      Compliance with Laws and Other Instruments................. 20
         (m)      Title to Properties........................................ 20
         (n)      Insurance.................................................. 20
         (o)      Territorial Restrictions................................... 21
         (p)      Intellectual Property...................................... 21
                    (i)      Title........................................... 21
                    (ii)     No Infringement................................. 22
                    (iii)    Licensing Arrangements.......................... 22
                    (iv)     No Intellectual Property Litigation............. 22
                    (v)      Use of Name and Mark............................ 22
         (q)      Environmental Matters...................................... 23
                    (i)      Permits......................................... 23
                    (ii)     No Violations................................... 23
                    (iii)    Other........................................... 23
                    (iv)     Definitions..................................... 25
         (r)      No Guaranties.............................................. 27
         (s)      Receivables................................................ 27

         (t)      Absence of Certain Business Practices...................... 28

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

         (u)      Disclosure................................................. 28
         (v)      Labor Disputes............................................. 28
         (w)      Customers and Accounts..................................... 29
         (x)      Suppliers; Raw Materials................................... 29
         (y)      Unbilled Costs and Advance Billings........................ 29
         (z)      Contracts and Proposals.................................... 30
         (aa)     Investment Intent.......................................... 31
         (bb)     Minute Books............................................... 33
         (cc)     Inventories................................................ 33
         (dd)     Real Property.............................................. 34
                    (i)      Leases.......................................... 34
                    (ii)     No Proceedings.................................. 34
                    (iii)    Current Use..................................... 34
         (ee)     Warranty Claims............................................ 35
         (ff)     Exclusive Dealer Arrangements.............................. 35

7.       Representations and Warranties by Purchaser......................... 35
         (a)      Organization............................................... 35
         (b)      Execution, Delivery and Performance of Agreement........... 35
         (c)      Litigation................................................. 36
         (d)      Investment Intent; Unregistered Shares..................... 36
         (e)      Financing.................................................. 36

8.       Employment Matters; Employment Contracts............................ 36

9.       Tax Information; Tax Returns; Disputes; Tax Indemnity............... 41

10.      Indemnification..................................................... 43

11.      Nature and Survival of Representations and Warranties;
           Rules Regarding Indemnification and Other Actions................. 46

12.      Conduct of Business Prior to Closing................................ 46
                    (i)      Liabilities..................................... 47
                    (ii)     Litigation...................................... 47
                    (iii)    Compliance with Laws............................ 47
                    (iv)     Continued Effectiveness of Representations
                               and Warranties................................ 47

13.      Access to Information and Documents................................. 48

14.      Hart-Scott-Rodino................................................... 48

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

15.      Conditions Precedent................................................ 49
         (a)      Conditions to Obligations of Each Party.................... 49
         (b)      Conditions to Obligations of the Purchaser................. 49
         (c)      Conditions to Obligations of Sellers and the Company....... 51

16.      Financial Statements; Closing Date Balance Sheet.................... 52

17.      (a)      Termination................................................ 52
         (b)      Effect of Termination...................................... 53

18.      Notices............................................................. 53

19.      Miscellaneous....................................................... 54


SCHEDULES

Schedule A                              -  List of Stockholders

Schedule 2(c)(i)                        -  Escrow Agreement

Schedule 4(a)(v)                        -  Opinion of Seller's Counsel

Schedule 4(a)(vi)                       -  Non-Competition Undertaking

Schedule 4(a)(vii)                      -  Blumberg Employment Agreement

Schedule 5(a)(iv)                       -  Opinion of Purchaser's Counsel

Schedule 6(a)                           -  States where Seller is Qualified
                                             to do Business

Schedule 6(b)                           -  Subsidiaries

Schedule 6(c)                           -  Transactions with Certain Persons

Schedule 6(d)                           -  Conflicts

Schedule 6(e)                           -  Capitalization

Schedule 6(g)                           -  Financial Statements

Schedule 6(i)                           -  Unpaid Taxes


Schedule 6(j)                           -  Changes or Events

                                TABLE OF CONTENTS
                                   (continued)


Schedule 6(k)                           -  Litigation

Schedule 6(l)                           -  Compliance with Laws

Schedule 6(m)                           -  Encumbered Assets

Schedule 6(n)                           -  Insurance

Schedule 6(o)                           -  Territorial Restrictions

Schedule 6(p)(i)                        -  Intellectual Property

Schedule 6(p)(iii)                      -  Licensing Agreements

Schedule 6(p)(v)                        -  Use of Name and Mark Restrictions

Schedule 6(q)(i)                        -  Environmental Permits

Schedule 6(q)(iii)                      -  Environmental Exceptions

Schedule 6(r)                           -  Guaranties

Schedule 6(s)                           -  Accounts and Trade Receivables

Schedule 6(t)                           -  Certain Business Practices

Schedule 6(v)                           -  Labor Disputes

Schedule 6(w)                           -  Customers and Accounts

Schedule 6(x)                           -  Suppliers

Schedule 6(y)                           -  Unbilled Costs and Advance Billings

Schedule 6(z)                           -  Contracts and Proposals

Schedule 6(bb)                          -  List of Directors and Officers of the
                                            Company

Schedule 6(cc)                          -  Obsolete/Discontinued Inventory

Schedule 6(dd)                          -  Real Property Leases


Schedule 6(ee)                          -  Warranty Claims

Schedule 6(ff)                          -  Exclusive Dealer Arrangements

Schedule 8(b)                           -  Employee Plans

Schedule 8(d)                           -  Benefits to Former Employees

                     AGREEMENT OF PURCHASE AND SALE OF STOCK

         AGREEMENT (this "Agreement"), dated December 19, 1996, by and among CARIBINER INTERNATIONAL, INC., a Delaware corporation having its principal office at 16 West 61st Street, New York, New York 10023 ("Purchaser"), BLUMBERG COMMUNICATIONS, INC., a Minnesota corporation having its principal office at 525 North Washington Avenue, Minneapolis, Minnesota 55401 (the "Company") and each of the stockholders listed on Schedule A annexed hereto (collectively, "Sellers").

                             W I T N E S S E T H:

         WHEREAS, the Company is engaged in the rental, sale, design and installation of audio visual equipment and the providing of services in connection with the foregoing; and

         WHEREAS, Sellers are the owners of the number of shares of capital stock of the Company set forth opposite their respective names on Schedule A annexed hereto, representing in the aggregate all of the issued and outstanding shares of capital stock of the Company, and Sellers desire to sell to Purchaser, and Purchaser desires to purchase from Sellers, all of the issued and outstanding shares of capital stock of the Company on the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and in order to set forth the terms and conditions of the purchase and sale of stock and the manner of carrying the same into effect, the parties hereto hereby agree as follows:

         1. Purchase and Sale of Stock. Subject to and upon the terms and conditions set forth in this Agreement, at the Closing (as hereinafter defined), Sellers will sell, transfer, convey, assign and deliver to Purchaser (or a designated affiliate of Purchaser as contemplated by Section 2(e) hereof), and Purchaser will purchase all of the issued and outstanding shares of capital stock (the "Stock") of the Company.

         2. (a) Purchase Price. In consideration of the sale, transfer, conveyance, assignment and delivery of the Stock by Sellers to Purchaser, Sellers entering into the Non-Competition Undertaking (as defined in Section 4(a)(vi) hereof) and in reliance upon the representations and warranties made herein by Sellers and the Company, Purchaser agrees, in full payment therefor, to deliver to Sellers the following purchase price (the "Purchase Price") payable to Sellers by delivery at the Closing or at such other time as provided herein, subject to adjustments as provided in Section 2(b) hereof and the Escrow Amount (as defined in Section 2(c) hereof):

                  (i) the sum of $16,560,000 (less the Escrow Amount (as hereinafter defined) which shall be deposited in the Escrow Account (as hereinafter defined)) in the aggregate, by wire transfer or, at the election of Sellers, certified or official bank checks drawn on a bank which is a member of the New York Clearing House Association payable to the order of Sellers in the respective amounts set forth as the "Cash Portion of Purchase Price" on Schedule A annexed hereto; and

                  (ii) upon Purchaser's receipt of checks from each of the Sellers made payable to Purchaser in the respective amounts equal to the par value per share multiplied by the number of shares to be issued to each such Seller, in consideration for the issuance of a certificate or certificates representing the Shares (as hereinafter defined) such number of shares (the "Shares") of common stock, par value $.01 per share, of Purchaser (the "Common Stock") which, when multiplied by the average of the closing price of the Common Stock as reported in The Wall Street Journal for the thirty (30) business days immediately preceding the second (2nd) business day prior to the Closing, shall equal the respective amounts listed as "Stock Portion of Purchase Price" set forth on Schedule A annexed hereto and the aggregate of which shall equal $1,440,000. It is expressly understood and agreed that the Shares have not been registered under Section 5 of the Securities Act of 1933, as amended (the "Securities Act"), and except as provided in Section 2(d) hereof, Purchaser shall have no obligation to register the Shares, and the Shares shall bear a restrictive legend substantially in the form set forth in Section 19(o) hereof.

                  (b) Purchase Price Adjustment. (i) The Purchase Price shall be decreased, if at all, as follows:

                  In the event that the "Net Assets" of the Company set forth on the Company's Closing Balance Sheet (as defined in Section 16(a) hereof) are less than the Net Assets set forth on the Company's Balance Sheet dated May 31, 1996 (the "May 31 Net Assets Amount"), the Purchase Price shall be decreased, dollar for dollar, by such amount (the "Purchase Price Reduction Amount"). For purposes of this Section 2(b)(i) and Section 9 hereof, the term "Net Assets" shall mean assets minus liabilities determined in accordance with generally accepted accounting principles consistently applied.

                  (ii) Promptly following receipt of the Closing Balance Sheet, Purchaser and Sellers shall mutually determine the net amount due Sellers or Purchaser, as the case may be, in respect of the adjustment pursuant to Section 2(b)(i) hereof, all in accordance with the procedures set forth in Section 16 hereof. The obligation of the parties under this Section 2(b) shall survive the Closing. If any sums due pursuant to this Section 2(b) are later determined to have been calculated in error, either as a result of a restatement of the Closing Balance Sheet or otherwise, the obligations of Purchaser or Sellers, as the case may be, to further adjust the Purchase Price and remit any sum hereunder shall survive the payment of any adjustment paid or payable pursuant to this
                  Section 2(b).

                  (c) Escrow Amount. (i) From the Cash Portion of Purchase Price, Purchaser shall deposit the sum of $625,000.00 (the "Escrow Amount") which shall be paid to Sellers, if at all, in accordance with Sections 2(c)(ii) and 2(c)(iii) hereof. The Escrow Amount shall be deposited by Purchaser into a segregated account (the "Escrow Account") pursuant to an Escrow Agreement among Purchaser, Sellers and The Chase Manhattan Bank substantially in the form of Schedule 2(c)(i) annexed hereto (the "Escrow Agreement"). The Escrow Amount shall remain in the Escrow Account, subject to the terms of the Escrow Agreement and the terms hereof, for a period of eighteen (18) months.

                  (ii) The Escrow Amount shall be utilized for the purpose of
                  (A) reducing the Purchase Price pursuant to Section 2(b) hereof and (B) reimbursing Purchaser for any liability of Sellers to Purchaser pursuant to Sections 6(i), 8(f), 9 and the operative indemnification provisions of Section 10 hereof related to a breach of any such provisions.

                  (iii) In the event of a reduction in the Purchase Price pursuant to Section 2(b)(i) hereof, the Purchase Price Reduction Amount, together with the pro-rata share of the interest earned on such amount shall be distributed to Purchaser from the Escrow Account. In the event that there shall be no reduction in the Purchase Price pursuant to
                  Section 2(b)(i) hereof, any balance in the Escrow Account in excess of $500,000 (which is not subject to a reimbursement obligation pursuant to the terms hereof and the terms of the Escrow Agreement), shall be distributed to Sellers on a pro-rata basis based upon the Percentage of Capital Stock Ownership set forth on Schedule A annexed hereto. The remainder of the Escrow Amount (after amounts paid to Sellers, if applicable, in accordance with the immediately preceding sentence), if any, together with all interest earned on such remainder from the Closing Date, shall remain in the Escrow Account for the balance of the term of the Escrow Agreement to secure any reimbursement obligation of Sellers pursuant to Sections 6(i), 8(f), 9 and the operative indemnification provisions of Section 10 hereof related to a breach of any such provisions. Upon the termination of the Escrow Agreement, the remainder of the Escrow Amount, together with all interest earned on such remainder from the Closing

                  Date shall be remitted promptly from the Escrow Account to Sellers on a pro-rata basis based upon the "Percentage of Capital Stock Ownership" set forth on Schedule A annexed hereto. If the Purchase Price Reduction Amount exceeds the Escrow Amount, the Escrow Amount together with all interest earned thereon from the Closing Date shall be distributed to Purchaser and Sellers shall remit promptly to Purchaser the amount by which the Purchase Price Reduction Amount exceeds the Escrow Amount on a pro-rata basis based upon the "Percentage of Capital Stock Ownership" set forth on Schedule A annexed hereto. The federal, state and local income taxes in respect of the interest earned on the Escrow Amount shall be borne by the parties to which such interest is paid.

                  (d) "Piggyback" Registration Rights. (i) If at any time prior to the second anniversary of the Closing Date, Purchaser determines to register under the Securities Act any of its common stock (except in connection with securities to be issued solely in connection with any acquisition of any entity or business, shares issuable upon the exercise of stock options or common stock purchase warrants, securities to be registered pursuant to an underwritten offering, shares issuable solely pursuant to employee benefit plans or securities to be registered on any registration form that does not permit secondary sales), it must give all Sellers who are entitled to receive Shares in accordance with Schedule A hereto (all such Sellers, collectively, the "New Stockholders") written notice of such proposed registration (the "Registration Notice") at least thirty (30) days prior to the filing of the registration statement. In the event that within fifteen (15) days after the mailing of the Registration Notice, Purchaser receives written notice (the "Registration Request Notice") from one or more New Stockholders who beneficially own in the aggregate in excess of fifty (50%) percent of all of the Shares issued pursuant to Section 2(a)(ii) above (collectively, the "Acquisition Shares") advising the

                  Purchaser to include on such registration statement fifty (50%) percent or more of the Acquisition Shares (collectively, the "Registrable Securities") then the Purchaser shall prepare and file with the Securities and Exchange Commission (the "SEC"), on one occasion only, a registration statement and such other documents, including a prospectus, as may be necessary in the opinion of counsel to Purchaser in order to comply with Section 5 of the Securities Act so as to permit a public offering and sale of the Registrable Securities and any other securities which the Purchaser may choose to include on such registration statement. The holders of any Acquisition Shares not included on an effective registration statement which includes Registrable Securities shall automatically no longer have any registration rights whatsoever under this
                  Section 2(d). Purchaser shall have the right at any time after it shall have given the Registration Notice (regardless of whether it shall have received a Registration Request Notice) not to file any proposed registration statement, or to withdraw same after filing but prior to effectiveness, in which event all of the New Stockholders shall continue to have registration rights under, and subject to the provisions of, this Section 2(d).

                  (ii) If necessary to permit the distribution of the Registrable Securities, Purchaser will use its best efforts to maintain the effectiveness for up to one hundred eighty (180) days of the registration statement pursuant to which the Registrable Securities are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act. The New Stockholder must notify Purchaser promptly of the completion of the offering of its Registrable Securities under any such effective registration statement.

                  (iii) Whenever under the preceding Sections of this Section 2(d) Purchaser registers any of the Acquisition Shares, it agrees that it will also do the following:

                             (A) Furnish to each New Stockholder whose
                             Acquisition Shares are included on the registration statement such copies of each preliminary and final prospectus and any other documents as such New Stockholder may reasonably request to facilitate the offering of its Acquisition Shares; and

                             (B)    Furnish to each New Stockholder whose
                             Acquisition Shares are included on the
                             registration statement, upon reasonable request therefor, a copy of all documents filed with the SEC.

                  (iv) Purchaser shall bear all costs and expenses of each registration contemplated in this Section 2(d) including, but not limited to, printing, legal and accounting fees and expenses, SEC and stock exchange filing fees. The New Stockholder shall pay all underwriting discounts and expenses of its own counsel and advisors.

                  (e) Acquisition by Affiliates. Notwithstanding anything to the contrary in this Agreement, Purchaser may cause the Stock to be acquired by one
(1) or more affiliates of Purchaser; provided, however, that Purchaser shall remain liable for all obligations of Purchaser hereunder. The term "affiliates" as used in this Section 2(e) shall have the same meaning as set forth under the definition of "affiliates" in Rule 405 of the Securities Act.

         3. (a) Closing. The closing of the transactions contemplated under this Agreement (the "Closing") shall take place at the offices of Zukerman Gore & Brandeis, LLP, 900 Third Avenue, New York, New York 10022 as soon as practicable, but in any event no earlier than five (5) business days following the satisfaction or waiver of all conditions precedent set forth in Section 15 hereof, or at such other time and place as the parties may agree. The day on which the Closing actually takes place is herein sometimes referred to as the "Closing Date."

                  (b) Further Action. (i) Purchaser, Sellers and the Company agree to use all reasonable good faith efforts to take all actions and to do all things necessary, proper or advisable to consummate the transactions contemplated hereby by the Closing Date.

                  (ii) Sellers and the Company will, as promptly as practicable, file or supply, or cause to be filed or supplied, all applications, notifications and information required to be filed or supplied pursuant to all applicable provisions of (A) constitutions, treaties, statutes, laws (including common law), rules, regulations, ordinances, codes or orders of any nation, or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any government authority, agency, department, board, commission or instrumentality of the

                  United States, any state of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization (collectively, the "Governmental Authority" or "Governmental Authorities"); and (B) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority (collectively, the "Applicable Laws") in connection with this Agreement, the sale and transfer of the Stock pursuant to this Agreement and the consummation of the other transactions contemplated hereby.

                  (iii) Sellers and the Company, as promptly as practicable, will use all reasonable efforts to obtain, or cause to be obtained, all consents of any Governmental Authority and of any third party (collectively, the "Consents") necessary to be obtained in order to consummate the sale and transfer of the Stock pursuant to this Agreement and the consummation of the other transactions contemplated hereby.


                  (iv) Purchaser, Sellers and the Company will coordinate and cooperate with each other in exchanging such information and supplying such assistance as may be reasonably required by Purchaser, Sellers and the Company pursuant to Applicable Laws in connection with this Agreement, Sellers' Related Agreements, Purchaser's Related Agreements and the consummation of the other transactions contemplated hereby, including, but not limited to, all filings necessary pursuant to the Hart-Scott-Rodino Antitrust Improvement Act of 1976 (the "HSR Act"), or any successor law, and the regulations and rules issued pursuant to the HSR Act or any successor law.

                  (v) At all times prior to the Closing, Purchaser, Sellers and the Company shall promptly notify the other parties to this Agreement in writing upon becoming aware of any fact, condition, event or occurrence that will or may result in the failure to satisfy any of the conditions precedent to the transactions contemplated by this Agreement as set forth in
                  Section 15 hereof.

                  (vi) (A) Sellers and the Company hereby authorize Purchaser, Dames & Moore (or other environmental consultants) and such subcontractors which Dames & Moore or such other environmental consultants may engage to enter upon the 511-513 Meeting Property (as such term is hereinafter defined) and to conduct the following tests (collectively, the "Tests"), at times and dates which are reasonably satisfactory to all such parties: (1) taking soil samples therefrom, (2) placing ground water well monitors in the ground water below the property's surface or performing a geo-probe type test to test the ground water and
                             (3) such other invasive tests as may be necessary or recommended by Dames & Moore or other environmental consultants.

                             (B) All such testing shall be performed at the sole cost and expense of Purchaser.

                             (C) In the event that the written report of Dames & Moore setting forth the results of the Tests (the "Phase II Report") concludes that the 511-513 Meeting Property has been impacted by a Release of any Hazardous Materials (as such terms are hereinafter defined), Purchaser shall have the right, at its option, exercisable upon written notice to Sellers (within ten (10) days of

                             Purchaser's receipt of the Phase II Report), to require Sellers and the Company to cause Blumberg Communications of Florida, Inc. to convey its fee simple interest in the 511-513 Meeting Property to an unrelated third party prior to the Closing Date and, in the event Purchaser makes such election, Sellers shall cause such conveyance and pay all transfer taxes and other costs associated therewith.

         4. Sellers' and the Company's Obligations at Closing;
            Further Assurances. (a) At the Closing, Sellers and the Company agree to deliver to (and, as applicable, execute):

                  (i) stock certificates representing the Stock, duly endorsed in blank, with signatures guaranteed by a commercial bank satisfactory to Purchaser, and with all necessary stock transfer stamps attached;

                  (ii) resignations of such of the directors and officers of the Company and any Affiliate (as hereinafter defined) thereof as shall have been requested by Purchaser, effective immediately;

                  (iii) general releases from Sellers in favor of the Company;

                  (iv) certificates (and facsimiles dated within ten (10) days of the Closing Date) as to the good standing of the Company, and its payment of franchise taxes and filing of required reports, from the appropriate officials of the jurisdictions in which the Company is incorporated or qualified and authorized to do business as a foreign corporation;

                  (v) the opinion of Sellers' counsel, substantially in the form of Schedule 4(a)(v) annexed hereto;

                  (vi) the Non-Competition Undertaking (the "Non- Competition Undertaking") of each of the Sellers, in the form of Schedule 4(a)(vi) annexed hereto (other than Mitchell Brod);

                  (vii) the Employment Agreement (the "Blumberg Employment Agreement") between David Blumberg ("Blumberg") and Caribiner, Inc., a New York corporation and Purchaser's wholly owned subsidiary ("Caribiner") in the form of Schedule 4(a)(vii) annexed hereto;

                  (viii) a certified copy of resolutions adopted by the Company's Board of Directors and the Sellers authorizing the execution, delivery and performance of this Agreement;

                  (ix) a copy of the Company's articles of incorporation, as amended, certified by the Office of the Secretary of State of the State of Minnesota, and a true and correct copy of the by-laws of the Company as certified by the secretary of the Company;

                  (x) such filings as are necessary and other required submissions in connection therewith under the HSR Act with respect to the transactions contemplated pursuant to this Agreement;

                  (xi) all Consents;

                  (xii) the Escrow Agreement;

                  (xiii) evidence of (A) the appointment of a disinterested person to act as the trustee (the "Disinterested Trustee") of the Company's Employee Stock Ownership Plan (the "ESOP") pursuant to which the Disinterested Trustee, in its capacity as shareholder, authorizes this Agreement and the transactions contemplated hereby and (B) the resignation of Donald D. Blumberg as the trustee of the ESOP immediately prior to such appointment of the Disinterested Trustee.

                  The cost of the appointment of the Disinterested Trustee shall be borne equally by Purchaser and Sellers up to a maximum obligation of Purchaser hereunder of $15,000. For these purposes, a "disinterested person" shall mean a bank, trust company or any individual or other entity which is not (X) an employee, officer, director or shareholder of the Company, (Y) a person who provides services in any capacity, directly or indirectly, to the Company or (Z) any related person to any of the foregoing. For purposes hereof, a "related person" shall mean a spouse, adult lineal descendant, adult spouse of such lineal descendant, brother, sister and/or spouse of such brother or sister;

                  (xiv) resignations of the trustees of the ESOP and the trustee(s) of Company's 401(K) plan, as Purchaser so instructs;

                  (xv) evidence that (A) all requisite voting rights relating to this Agreement and the transactions contemplated hereby were exercised by the Disinterested Trustee in accordance with applicable law and the terms and conditions set forth in the ESOP, (B) all debts owed by the ESOP to financial institutions and other parties have been satisfied in full and (C) all necessary action (corporate or otherwise) shall have been taken to terminate the ESOP and the accrual of benefits thereunder prior to the Closing of the transactions contemplated hereby;


                  (xvi) delivery of a Fairness Opinion Letter to the Disinterested Trustee from an investment banking firm which opinion is acceptable to the Disinterested Trustee and Purchaser opining as to the adequacy of consideration paid to the ESOP for the sale of the Stock owned by it pursuant hereto (the "Fairness Opinion Letter");

                  (xvii) evidence of the termination of The 1995 Voting Trust Agreement (the "Trust Agreement") dated as of August 15, 1995 among Denise L. Tendle, Deborah L. Meehan, Janice L. Blumberg, Carla Horne, Tara Meehan and Mitchell Brod, as the Shareholders and David L. Blumberg, as the Trustee; and

                  (xviii) all other documents and instruments required to be delivered to Purchaser pursuant to this Agreement.

                  (b) At any time and from time to time after the Closing, at Purchaser's request and expense, without further consideration, Sellers shall execute and deliver such other additional instruments of sale, transfer, conveyance, assignment and confirmation and take such other action as Purchaser may reasonably deem necessary or desirable in order to transfer, convey and assign to Purchaser, and confirm Purchaser's title to, the Stock, to put Purchaser in actual possession and operating control of all of the business, properties, assets and goodwill of the Company thereof and to assist Purchaser in exercising all rights with respect thereto and to take such action and execute such documents or instruments as may be reasonably requested by Purchaser in connection with any governmental or regulatory matters or filings required to be made by Purchaser, including, without limitation, any filings, documents or instruments to be delivered to the United States Securities and Exchange Commission or any other Governmental Authority, the New York Stock Exchange, Purchaser's lenders, auditors or any other appropriate party.

                  (c) Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute an agreement to assign or transfer any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of Purchaser or the Company thereunder; any transfer or assignment to Purchaser by Sellers of any interest under any such instrument, contract, lease, permit or other agreement or arrangement that requires the consent or approval of a third party shall be made subject to such consent or approval being obtained. In the event any such consent or approval is not obtained on or prior to the Closing Date, Sellers shall continue to use best efforts to obtain such approval or consent after the Closing Date until such time as such consent or approval has been obtained, and Sellers will cooperate with Purchaser in any lawful and economically feasible arrangement to provide that Purchaser shall receive the benefits under any such instrument, contract, lease or permit or other agreement or arrangement, provided, that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser would have been responsible therefor hereunder if such consent or approval had been obtained. Sellers and, prior to the Closing Date, the Company, shall pay and discharge, and hold Purchaser harmless from and against any and all out-of-pocket costs of seeking to obtain or obtaining any such consent or approval whether before or after the Closing Date.

         5. Purchaser's Obligations at Closing. (a) At the Closing, Purchaser agrees to deliver, or cause to be delivered, as the case may be, to Sellers (and, as applicable, execute):

                  (i) the Purchase Price as provided in Section 2 hereof;

                  (ii) a certified copy of resolutions adopted by the Board of Directors of Purchaser authorizing the execution, delivery and performance of this Agreement and Purchaser's Related Agreements (as defined in Section 7(a) hereof);

                  (iii) a copy of Purchaser's certificate of incorporation, as amended, certified by the Office of the Secretary of State of Delaware, and a true and correct copy of the by-laws of Purchaser as certified by the secretary of Purchaser;

                  (iv) an opinion of Purchaser's counsel substantially in the form of Schedule 5(a)(iv) annexed hereto;

                  (v) the Blumberg Employment Agreement;

                  (vi) the Escrow Agreement; and

                  (vii) all other documents and instruments required to be delivered to Sellers pursuant to the provision of this Agreement.

                  (b) At any time and from time to time after the Closing, at Sellers' request and expense, Purchaser shall execute and deliver such other additional instruments as Sellers may reasonably deem necessary to evidence Purchaser's obligations under this Agreement, and Purchaser agrees to take such actions as may be reasonably necessary to carry out the purposes and intentions of this Agreement.

         6. Representations and Warranties of Sellers and the Company. Except as to Section 6(f) hereof, as to which each Seller represents only with respect to the shares of the Company's capital stock owned by such Seller, Sellers and the Company jointly and severally represent and warrant to Purchaser as follows:

                  (a) Organization, Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota; has all requisite corporate power and authority and is entitled to carry on its business as now being conducted and to own, lease or operate its properties in the places where such business is now conducted and such properties are now owned, leased or operated; and is duly qualified, licensed and in good standing as a foreign corporation authorized to do business in the states listed on Schedule 6(a) annexed hereto, which are the only states where the failure to be so qualified would have a material adverse effect on the condition, financial or otherwise, of the Company. The Company has delivered to Purchaser true and complete copies of the articles of incorporation of the Company and all amendments thereto, certified as true and correct by the Office of the Secretary of State of the State of Minnesota, and the by-laws of the Company as presently in effect, certified as true and correct by the Company's secretary.

                  (b) Subsidiaries. The Company has no subsidiaries except those listed on Schedule 6(b) annexed hereto. The Company owns all of the outstanding capital stock of all of the subsidiaries of the Company listed on Schedule 6(b) annexed hereto. Except as set forth on Schedule 6(b) annexed hereto, the Company has no interest, directly or indirectly, and has no commitment to purchase any interest, directly or indirectly, in any other corporation or in any partnership, joint venture or other business enterprise or entity other than as set forth on Schedule 6(b) annexed hereto. Except as set forth on Schedule 6(b) annexed hereto, the business carried on by the Company has not been conducted through any other direct or indirect subsidiary or affiliate of any present or former shareholder of the Company. Except as set forth on Schedule 6(b) annexed hereto, there are no securities of any subsidiary of the Company directly or indirectly convertible, exercisable or exchangeable for any of the capital stock of any subsidiary of the Company, including, but not limited to, any options, warrants, rights, agreements, understandings or commitments, vested or unvested, of any nature whatsoever relating to the capital stock of any subsidiary of the Company.

                  (c) Transactions with Certain Persons. Except as set forth on
Schedule 6(c) annexed hereto, the Company has not directly or indirectly, purchased, leased from others or otherwise acquired any property or obtained any services from, or sold, leased to others or otherwise disposed of any property or furnished any services to, or otherwise dealt with (except with respect to remuneration for services rendered as a director, officer or employee of the Company), in the ordinary course of business or otherwise (i) any shareholder of the Company, or (ii) any person, firm, partnership, corporation or other entity which, directly or indirectly, alone or together with others, controls, is controlled by or is under common control with the Company or any shareholder of the Company (an "Affiliate") or in which any of the Sellers has an ownership or beneficial interest of greater than ten (10%) percent. Except as set forth on
Schedule 6(c) annexed hereto, the Company does not owe any amount to, or have any contract with or commitment to, any of its shareholders, directors, officers, employees or consultants (other than compensation for current services not yet due and payable and reimbursement of expenses arising in the ordinary course of business), and none of such persons owes any amount to the Company.

Except as set forth on Schedule 6(c) annexed hereto, no part of the property or assets of Sellers are used by the Company. Except as set forth on Schedule 6(c) annexed hereto, no part of the property or assets of the Company are used by Sellers for their personal benefit or any purpose not related to the business of the Company.

                  (d) Execution, Delivery and Performance of Agreement; Authority. Except as set forth on Schedule 6(d) annexed hereto, neither the execution, delivery nor performance of this Agreement and all other agreements to which Sellers are a party required to be delivered by Sellers pursuant to
Section 4(a) hereof (which documents are hereinafter sometimes collectively referred to as "Sellers' Related Agreements") will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of the Company's articles of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, Applicable Law, rule or regulation or any order, judgment or decree to which Sellers, Blumberg or the Company, as the case may be, are a party or by which any of them may be bound or materially or adversely affected or require any consent, authorization, approval or any other action by, or any notice to, or filing or registration with, any Governmental Authority or other third party. Except as set forth on Schedule 6(d) annexed hereto, no other party, including, without limitation, any present or former partner, shareholder in common with, or employee of the Company or Sellers have, may or will have any right to any of Sellers' interest in the Company or the proceeds of the sale of the Stock. Except as set forth on Schedule 6(d) annexed hereto, no Consent is required to be obtained or made by Sellers or the Company in connection with the execution and delivery of this Agreement or the Sellers' Related Agreements and to consummate the transactions contemplated hereby. Sellers, Blumberg and the Company each have the full power and authority to enter into this Agreement and, as applicable, Sellers' Related Agreements and to carry out the transactions contemplated hereby, as applicable, all proceedings required to be taken by them to authorize and approve the execution, delivery and performance of this Agreement and Sellers' Related Agreements have been properly taken, and this Agreement and Sellers' Related Agreements constitute valid and binding obligations of Sellers, Blumberg and the Company, enforceable in accordance with their terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally. The execution, delivery and performance of this Agreement and Seller's Related Agreements have been duly authorized, to the extent required by Applicable Law and by all requisite corporate and shareholder action of Sellers, if necessary.

                  (e) Capitalization. The authorized capital of the Company consists of 2,500,000 shares, par value $.01 per share, of which 92,234.23 shares are issued and outstanding on the date hereof. All of the shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. All of the presently authorized, issued and outstanding shares of capital stock of the Company are owned by Sellers. Except as otherwise disclosed on Schedule 6(e) annexed hereto, there are no outstanding subscriptions, rights, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatsoever under which the Company or Sellers are or may become obligated to issue, assign or transfer any shares of the capital stock of the Company.

                  (f) Ownership of the Company's Capital Stock. Sellers are the lawful record and beneficial owners of all of the Company's capital stock, free and clear of any liens, claims, encumbrances or restrictions of any kind. Neither the Company nor the Sellers nor any of their respective Affiliates is a party to or otherwise subject to any agreement, understanding or arrangement regarding the transfer, sale, disposition, purchase, acquisition or voting of the Stock. Upon the delivery thereof to Purchaser at Closing, together with executed stock transfer forms in respect thereof, Purchaser will acquire good, marketable and valid title to the Stock free and clear of any liens, claims, encumbrances or restrictions of any kind.

                  (g) Financial Statements. Sellers have delivered to Purchaser copies (initialled by the Company's secretary and identified with a reference to this Section 6(g)) of the following financial statements (hereinafter, collectively, the "Financial Statements"), copies of which are annexed hereto as
Schedule 6(g), all of which are true, accurate and correct, and have been prepared in good faith from the books and records of the Company in conformity with generally accepted accounting principles consistently applied and fairly present the financial position of the Company at such dates and for the periods then ended:

                  (i) Audited Consolidated Balance Sheets, and related consolidated statements of operations, stockholders' equity and cash flows (including the notes thereto) of the Company and its subsidiary audited by Charles Bailly & Company, PLLP as at May 31, 1996, May 31, 1995 and May 31, 1994 and for the periods then ended; and

                  (ii) Consolidated Balance Sheet and related income statement of the Company and its subsidiary prepared by the Company as at October 31, 1996 and for the five (5) month period then ended. (The Balance Sheet and related income statement for the period ended October 31, 1996 is hereinafter referred to as the "Balance Sheet" and the date October 31, 1996 is hereinafter referred to as the "Balance Sheet Date").

          Such Financial Statements do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein.

                  (h) Absence of Undisclosed Liabilities. As of the Balance Sheet Date, except as reflected in the Balance Sheet or as disclosed on other Schedules to this Agreement, the Company had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever.

                  (i) Taxes. Except as set forth on Schedule 6(i) annexed hereto, all Taxes imposed by the United States or by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority, which are due or payable by the Company or any Affiliate of the Company, and all interest and penalties thereon, whether disputed or not, have been paid in full; all tax returns required to be filed in connection therewith have been accurately prepared and duly and timely filed prior to the expiration of any available extension periods; and all deposits required by law to be made by the Company or any Affiliate of the Company with respect to employees' withholding taxes have been duly made, except for the current reporting period which will be paid when due. The Company is not currently delinquent in the payment of any foreign or domestic tax, assessment or governmental charge or deposit and has no tax deficiency or claim outstanding, or, to its knowledge, proposed or assessed against it, and, to its knowledge, there is no basis for any such deficiency or claim. There is not now in force any extension of time with respect to the date on which any tax return was or is due to be filed by or with respect to the Company. As used in this Agreement, "Taxes" shall include, without limitation, all federal, state, provincial, local, foreign or other income, alternative minimum, accumulated earnings, add-on, personal holding company, franchise, capital stock, net worth, capital, profits, gross receipt, value added, sales, use, goods and services, transaction, excise customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, charges, fees, severance, environmental (including, taxes under Section 59A of the Internal Revenue Code of 1986, as amended (the "Code")), real property, gains tax, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiency thereof, including all interest and penalties thereon and additional thereto whether disputed or not.

                  (j) Absence of Changes or Events. Except as set forth on
Schedule 6(j) annexed hereto, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course and has not:

                  (i) incurred any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities for trade or business obligations in the ordinary course of business and consistent with its prior practice, none of which liabilities, in any case or in the aggregate, materially and adversely affects the business, properties, assets, liabilities or condition, financial or otherwise, of the Company;

                  (ii) discharged or satisfied any lien, charge or encumbrance other than those then required to be discharged or satisfied, or paid any obligation or liability, absolute, accrued, contingent or otherwise, whether due or to become due, other than current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date in the ordinary course of business and consistent with its prior practice;

                  (iii) other than intercompany dividends between the Company and its subsidiaries which are listed on Schedule 6(j) annexed hereto, declared or made any payment of dividends or other distribution to its shareholders or upon or in respect of any shares of its capital stock, or purchased, retired or redeemed, or obligated itself to purchase, retire or redeem, any of its shares of capital stock or other securities;

                  (iv) mortgaged, pledged or subjected to lien, charge, security interest or any other encumbrance or restriction any of its property, business or assets, tangible or intangible;

                  (v) sold, transferred, leased to others or otherwise disposed of any of its assets except in the ordinary course of business, or cancelled or compromised any debt or claim, or waived or released any right of substantial value;

                  (vi) received any notice of termination of any contract, lease or other agreement or suffered any damage, destruction or loss (whether or not covered by insurance) which, in any case or in the aggregate, has had a materially adverse effect on its assets, properties, operations or prospects;

                  (vii) encountered any labor union organizing activity, had any actual or threatened employee strikes, work stoppages, slow-downs or lock-outs or had any material change in its relations with its employees, agents, customers or suppliers;

                  (viii) transferred or granted any rights under, or entered into any settlement regarding the breach or infringement of, any United States or foreign license, patent, copyright, trademark, trade name, invention or similar rights, or modified any existing rights with respect thereto;

                  (ix) made any material change in the rate of compensation, commission, bonus or other direct or indirect remuneration payable, or paid or agreed or orally promised to pay conditionally or otherwise, any material bonus, extra compensation, pension or severance or vacation pay, to any shareholder, director, officer, employee, salesman, distributor or agent of the Company;

                  (x) issued or sold any shares of its capital stock or other securities, or issued, granted or sold any options, rights or warrants with respect thereto, or acquired any capital stock or other securities of any corporation or any interest in any business enterprise, or otherwise made any loan or advance to or investment in any person, firm or corporation;

                  (xi) made any capital expenditures or capital additions or betterments in excess of an aggregate of $175,000;

                  (xii) changed its banking or safe deposit arrangements;

                  (xiii) instituted, settled or agreed to settle any litigation, action or proceeding before any court or governmental body relating to the Company or its property;

                  (xiv) failed to replenish its inventories and supplies in a normal and customary manner consistent with its prior practice or made any purchase commitment in excess of the normal, ordinary and usual requirements of its business or at any price in excess of the then current market price or upon terms and conditions more onerous than those usual and customary in the industry, or made any material change in its selling, pricing, advertising or personnel practices inconsistent with its prior practice or, if so, consistent with prudent business practices prevailing in the industry;

                  (xv) suffered any change, event or condition which, in any case or in the aggregate, has had or is now likely to have a materially adverse affect on the Company's condition (financial or otherwise), properties, assets, liabilities, operations or prospects including, without limitation, any change in the Company's revenues, costs, levels of committed business or relations with its employees, agents, customers or suppliers;

                  (xvi) entered into any transaction, contract or commitment other than in the ordinary course of business or paid or agreed to pay any legal, accounting, brokerage, finder's fee, taxes or other expenses in connection with, or incurred any severance pay obligations by reason of this Agreement or the transactions contemplated hereby; or

                  (xvii) entered into any agreement or made any commitment, whether written or oral, to take any of the types of action described in subparagraphs (i) through (xvi) above.

                  (k) Litigation. Except as set forth on Schedule 6(k) annexed hereto, there is no claim, legal action, suit, arbitration or other legal or administrative proceeding (or to the Company's and Sellers' knowledge, governmental investigation) or any order, decree or judgment in progress, pending or in effect, or to the knowledge of Sellers threatened against or relating to the Company, its officers or directors (including, without limitation, Sellers), its properties, assets or business in connection with the transactions contemplated by this Agreement, and Sellers do not know of any basis for the same.

                  (l) Compliance with Laws and Other Instruments. Except as set forth in Schedule 6(l) annexed hereto, the Company has complied with all existing laws, rules, regulations, ordinances, orders, judgments and decrees now applicable to its business, properties or operations. Neither the ownership nor use of the Company's assets or properties nor the conduct of its business conflicts with the rights of any other person, firm or corporation, or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of its articles of incorporation or by-laws as presently in effect, or any lien, encumbrance, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which it is a party or by which it may be bound or affected.

                  (m) Title to Properties. The Company has marketable title to all of the properties and assets it owns and uses in its business or purports to own, including, without limitation, those reflected in its books and records and in the Balance Sheet. Except as set forth on Schedule 6(m) annexed hereto, none of such properties and assets are subject to any loan agreement, conditional sale or title retention agreement, equipment obligation, lease purchase agreement, mortgage, indenture, pledge, security agreement, guaranty, lien, charge, security interest, encumbrance, restriction, lease, license, easement, liability or adverse claim of any nature whatsoever (excluding trade and account payables and statutory or other liens which, in the aggregate, are not material), direct or indirect, whether accrued, absolute, contingent or otherwise (collectively, the "Encumbrances"). Set forth on Schedule 6(m) annexed hereto is an accurate and complete list and description of all machinery, tools, equipment, motor vehicles and other tangible personal property (other than supplies), owned, leased or used by the Company except for items having, individually, a value of less than $1,000; and all Encumbrances to which the Company is a party or by which it is bound.

                  (n) Insurance. Set forth on Schedule 6(n) annexed hereto is an accurate and complete list and description of all fire, theft, casualty, liability and other insurance policies procured by the Company, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premium already paid. Except as set forth on Schedule 6(n) annexed hereto, all insurance policies relating to the Company are in full force and effect, and all premiums due thereon have been paid. Set forth on Schedule 6(n) annexed hereto, is a description of all open claims made by the Company under any policy of insurance and all claims which in the opinion of the Company reasonably formed and held, should or could be made under any such policy.

                  (o) Territorial Restrictions. Except as set forth on Schedule 6(o) annexed hereto, the Company is not restricted by any written agreement or understanding with any party from carrying on the business conducted by the Company anywhere in the world. Except as set forth on Schedule 6(o) annexed hereto, Purchaser, solely as a result of its purchase of the Stock from Sellers pursuant hereto, will not thereby become restricted in carrying on the business conducted by the Company anywhere in the world.

                  (p) Intellectual Property.

                  (i) Title. Schedule 6(p)(i) annexed hereto contains a complete and correct list of all United States and foreign: (A) patents (including design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations-in- part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto; (B) trademarks, service marks, trade names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof; (C) copyrights (including software) and registrations thereof; (D) mask work and other semiconductor chip rights and registrations thereof; (E) intellectual property rights similar to any of the foregoing; (F) copies and tangible embodiments thereof (in whatever form or medium, including electronic media)(collectively, "Intellectual Property") that is owned by the Company (the "Owned Intellectual Property") other than (1) inventions, trade secrets, processes, formulas, compositions, designs and confidential business and technical information and (2) Intellectual Property that is not registered or subject to application for registration. The Company owns or has the exclusive right to use pursuant to license, sublicense, agreement or permission all Owned Intellectual Property, free from any Encumbrances and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, or conditions or restrictions whatsoever. The Owned Intellectual Property comprise all of the Intellectual Property necessary for Purchaser to conduct and operate the Company's business as now being conducted.

                  (ii) No Infringement. To Sellers' and the Company's knowledge, the conduct of the business of the Company does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property.

                  (iii) Licensing Arrangements. Schedule 6(p)(iii) annexed hereto sets forth all material agreements, arrangements or laws (A) pursuant to which the Company has licensed Intellectual Property to, or the use of Intellectual Property is otherwise permitted (through non-assertion, settlement or similar agreements or otherwise) by, any other party and (B) pursuant to which the Company has had Intellectual Property licensed to it, or has otherwise been permitted to use Intellectual Property. All of the agreements or arrangements set forth on Schedule 6(p)(iii) annexed hereto (x) are in full force and effect in accordance with their terms and no default exists thereunder by the Company, or to the knowledge of Sellers or the Company, by any other party thereto, (y) are free and clear of all liens, and (z) do not contain any change in control or other terms or conditions that will become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement. Sellers and the Company have delivered to the Purchaser true and complete copies of all licenses and arrangements (including amendments) set forth on Schedule 6(p)(iii) annexed hereto. All royalties, license fees, charges and other amounts currently payable by, on behalf of, to, or for the account of, the Company in respect of any Intellectual Property are disclosed in the Financial Statements.

                  (iv) No Intellectual Property Litigation. No claim or demand has been made nor is there any proceeding that is pending, or to the knowledge of Sellers or the Company, threatened, which
                  (A) challenges the rights of the Company in respect of any Intellectual Property, (B) asserts that the Company is infringing or otherwise in conflict with, or is, except as set forth on Schedule 6(p)(iii) annexed hereto, required to pay any royalty, license fee, charge or other amount with regard to, any Intellectual Property, or (C) claims that any default exists under any agreement or arrangement listed on Schedule 6(p)(iii) annexed hereto. None of the Intellectual Property is subject to any outstanding order, ruling, decree, judgment or stipulation by or with any court, arbitrator, or administrative agency.

                  (v) Use of Name and Mark. Except as set forth on Schedule 6(p)(v) annexed hereto, there are and immediately after the Closing will be, no contractual restrictions or limitations pursuant to any orders, decisions, injunctions, judgments, awards or decrees of any Governmental Authority on the Purchaser's right to use the name and mark "Blumberg Communications" in the conduct of business as presenting carried on by the Company.

                  (q) Environmental Matters.

                  (i) Permits. All federal, state and local permits, licenses, registrations, consents, orders, administrative consent orders, certificates, approvals or other authorizations necessary for the conduct of the Company's business as currently conducted or previously conducted under any law relating to pollution or protection of the environment, human health and safety, or to any emission, discharge, generation, processing, storage, holding, abatement, existence, Release (as hereinafter defined), threatened Release or transportation of Hazardous Materials (as hereinafter defined) (collectively, the "Environmental Permits") are identified on Schedule 6(q)(i) annexed hereto, and the Company currently holds, and at all times has held, all such Environmental Permits necessary to the Company. The Company has not been notified by any relevant Governmental Authority that any Environmental Permit will be modified, suspended, cancelled or revoked, or cannot be renewed in the ordinary course of business or that the Company is a potentially responsible party under CERCLA (as hereinafter defined) or any other Environmental Laws (as hereinafter defined).

                  (ii) No Violations. The Company has complied and is in compliance with all Environmental Permits and all applicable Environmental Laws pertaining to any real property owned or leased by the Company. No person has alleged any violation by the Company of any Environmental Permits or any Environmental Laws relating to the Company or such real property.

                  (iii) Other. Except as set forth on Schedule 6(q)(iii) annexed hereto:

                             (A) None of current or past operations of the Company, or any by-product thereof, and, to the knowledge of the Sellers and the Company, none of the currently or formerly owned or operated property or assets of the Company, including, without limitation, the leased real property, are related to or subject to any investigation or evaluation by any Governmental Authority, as to whether any action is required to
                             (1) clean up, remove, treat or in any way remediate any Hazardous Materials; (2) prevent the Release or threatened Release of Hazardous Materials so that they do not migrate or endanger or threaten to endanger public health or welfare, natural resources or the environment or (3) perform studies and investigations related to any such Hazardous Materials (collectively "Remedial Action") needed to respond to a Release or threatened Release of any Hazardous Materials.

                             (B) The Company is not subject to any outstanding order, judgment, injunction, decree or writ from, or contractual obligation to or with, any Governmental Authority or other party in respect of which Purchaser may be required to incur any out-of-pocket expenses and reasonable attorneys' and accountants' fees (collectively, "Losses"), whether direct or indirect, known or unknown, current or potential, past, present or future, imposed by, under or pursuant to Environmental Laws, including, without limitation, all Losses related to any Remedial Action, and all fees, disbursements and expenses of counsel, experts, personnel and consultants based on, arising out of or otherwise in respect of: (1) the ownership or operation of the business of the Company, or any real properties, assets, equipment or facilities, owned or leased by the Company; (2) the environmental conditions existing on the Closing Date on, under or above the real properties, assets, equipment or facilities currently or previously owned, or to Sellers' knowledge leased, or operated by the Company or any of the Company's predecessors or Affiliates; and (3) expenditures necessary to cause any real property or any aspect of the Company to be in compliance with any and all requirements of Environmental Laws as of the Closing Date including, without limitation, all Environmental Permits issued under or pursuant to such Environmental Laws (collectively "Environmental Liabilities") and Costs arising from the Release or threatened Release of a Hazardous Materials.

                             (C) None of the currently or, to the knowledge of Sellers and the Company, formerly owned or operated real property used by the

                             Company, including any leased real property, is the subject of federal, state or local enforcement actions or investigations or any Remedial Action under any Environmental Laws. The Company has not transported or arranged for the transportation (directly or indirectly) of any Hazardous Materials relating to the assets of the Company or such real property to any location that is, listed or (to the best knowledge of Sellers and the Company) proposed for listing on the National Properties List or the CERCLA Information System under CERCLA, or any similar state, local or foreign list.

                             (D) No work, repair, construction or capital expenditure is planned or, to the knowledge of Sellers and the Company, required in respect of the assets of the Company pursuant to or to comply with any Environmental Law, nor has the Company received any notice of any such requirement, except for such work, repair, construction or capital expenditure as is not material to the Company and is in the ordinary course of business.

                             (E) The Company has not caused or, to the knowledge of Sellers and the Company, suffered to occur any Release of Hazardous Materials at, under, above or within any currently or formerly owned or operated real property used by the Company, including, without limitation, any leased real property.

                             (F) To Sellers' knowledge, no Hazardous Materials exist upon or under any of the real property (owned or leased by the Company) on the date hereof.

                  (iv)       Definitions.

                             (A) As used in this Agreement, the term
                             Environmental Law means:

                                    (1) any federal statute, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders) together with all related amendments, implementing preservation, conservation or regulation of the environment, regulations and reauthorizations, pertaining to safety or the protection, preservation, conservation or regulation of the environment including but no limited to: the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss.9601 et seq. ("CERCLA"); the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901 et seq. ("RCRA"); the Toxic Substances Control Act, 15 U.S.C.ss.2601 et seq.; the Clean Air Act, 42 U.S.C.ss.7401 et seq.; and the Clean Water Act, 33 U.S.C.ss.1251 et seq.;

                                    (2) any state or local statue, law, code, rule, regulation, ordinance, order, standard, permit, license or requirement (including consent decrees, judicial decisions and administrative orders) together with all reauthorizations, pertaining to safety or the protection, preservation, conservation or regulation of the environment, including but not limited to South Carolina Pollution Control Act, S.C. Code ss.48-1-10 et seq., South Carolina Hazardous Substances Control Act, S.C. Code ss.48-43-510 et seq., South Carolina Safe Drinking Water Act, S.C. Code ss.44-55-10 et seq., South Carolina Groundwater Use Act, S.C. Code ss.49-5-10 et seq., South Carolina Solid Waste Management Act, S.C. Code ss.44-56-10 et seq., South Carolina Underground Storage Tanks Bank Act, S.C. Code ss.44-2-10 et seq., and South Carolina Infectious Waste Management Act, S.C. Code ss.44-93-10 et seq.

                                    (3) any federal, state or local legislation enacted in the future pertaining to safety or the protection, preservation, conservation or regulation of the environment and all related amendments, implementing regulations and reauthorizations.

                             (B) As used in this Agreement, the term Hazardous Materials means:

                                    (1) "hazardous substances," as defined by CERCLA;

                                    (2) "hazardous wastes," as defined by RCRA;

                                    (3) any pollutant or contaminant, or

                                    hazardous, dangerous or toxic chemical,
                                    material, waste or substance ("pollutant") within the meaning of the Environmental Laws, which Environmental Laws prohibit, limit or otherwise regulate the use, exposure, release, generation, manufacture, sale, transport, handling, storage, treatment, reuse, presence, disposal or recycling of such pollutant;

                                    (4) petroleum, crude oil or any fraction of petroleum or crude oil;

                                    (5) any radioactive material, including any source, special nuclear or by-product material, as defined at 42 U.S.C.ss.2011 et seq., and amendments thereto and reauthorizations thereof;

                                    (6) asbestos-containing materials in any form or condition ("ACM"); and

                                    (7) polychlorinated biphenyls ("PCB").

                             (C) Release shall mean the releasing, disposing, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, employing, seeping, disposal, migration, transporting, placing of the like, including, without limitation, the moving of any Hazardous Materials through, into or upon, any land, soil, surface water, or air, or otherwise enter into the environment.

                  (v) The term "the Company" when used in this Section 6(q) shall mean, for all purposes, Blumberg Communications, Inc. and Blumberg Communications of Florida, Inc.

                  (r) No Guaranties. Except as set forth on Schedule 6(r) annexed hereto, none of the obligations or liabilities of the Company is guaranteed by any other person, firm or corporation, nor has the Company guaranteed the obligations or liabilities of any other person, firm or corporation.

                  (s) Receivables. Except as set forth on Schedule 6(s) annexed hereto, all accounts and trade receivables of the Company which are reflected on the Balance Sheet and which have arisen since the date thereof, have arisen only from bona fide transactions in the ordinary course of the Company's business and shall be (or have been) fully collected when due, or in the case of each account receivable, within one hundred eighty (180) days after it arose, without resort to litigation and without offset or counterclaim, in the aggregate face amounts thereof net of reserves established therefor on the Balance Sheet. Set forth on Schedule 6(s) annexed hereto are the Company's accounts and trade receivables (as of December 13, 1996).

                  (t) Absence of Certain Business Practices. Except as set forth on Schedule 6(t) annexed hereto, neither the Company nor, to the knowledge of Sellers, any officer, employee or agent of the Company, nor any other person acting on its behalf, has, directly or indirectly, given or agreed to give any gift or similar benefit, of a material nature to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) which (A) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (B) if not given in the past, might have had an adverse effect on the assets, business or operations of the Company or (C) if not continued in the future, might adversely affect the assets, business, operations or prospects or which might subject the Company to suit or penalty in any private or governmental litigation or proceeding.

                  (u) Disclosure. No representation or warranty by the Company or Sellers contained in this Agreement or in any other document furnished or to be furnished by the Company or Sellers in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact required to make the statements herein or therein contained not misleading. The Company and Sellers have disclosed to Purchaser in writing all material adverse facts known to them related to the financial condition, assets, liabilities and business of the Company. The representations and warranties contained in this Section 6 shall not be affected or deemed waived by reason of the fact that Purchaser and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                  (v) Labor Disputes. Except as set forth on Schedule 6(v) annexed hereto, the Company is not a party to or bound by any collective bargaining agreement and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company. Except as set forth on Schedule 6(v) annexed hereto, with respect to the business of the Company (i) no work stoppage by employees of the Company has occurred and is continuing or is threatened, (ii) neither Sellers nor the Company has any actual knowledge of any pending or threatened charges against the Company of unfair labor practices or discrimination based on age, race or sex, which individually or in the aggregate, would be materially adverse to the business of the Company, (iii) there are no pending labor negotiations with or union organization efforts by any employees of the Company or with any union representing or attempting to represent any employees of the Company and (iv) neither Sellers nor the Company has any actual knowledge of employee grievances which in the aggregate would be material and adverse to the business of the Company that have not been settled or otherwise resolved to the satisfaction of the Company and the employees.

                  (w) Customers and Accounts. Except as set forth on Schedule 6(w) annexed hereto, neither Sellers nor the Company has any knowledge or information that any person or entity whose payments to the Company, whether alone or together with any party actually known by Sellers to be such person's Affiliate, accounted for 5% or more of the Company's gross revenues in either of its fiscal years ending in 1995 or 1996 or in the five (5) month period ending October 31, 1996 will cease or has ceased doing business with the Company or Purchaser as its successor, for any reason, or will or has reduced its payments to the Company by more than twenty (20%) percent for any reason. Schedule 6(w) annexed hereto correctly lists the twenty (20) largest clients of the Company during the fiscal year ended in 1996 and the period commencing June 1, 1996 and ending December 18, 1996, together with the amount of billings made by the Company to each such account during each such year or period.

                  (x) Suppliers; Raw Materials. Schedule 6(x) annexed hereto sets forth (i) the names and addresses of all suppliers from which the Company ordered raw materials, supplies, equipment, merchandise and other goods and services with an aggregate purchase price for each supplier during the twelve
(12) month period ended May 31, 1996 and the period commencing June 1, 1996 and ended December 18, 1996 and (ii) the amount for which each supplier invoiced the Company during such period. Neither the Company nor Sellers have received any notice or have any reason to believe that there has been any material adverse change in the price of such raw materials, supplies, merchandise and other goods or services, or that any such supplier will not sell raw materials, supplies, merchandise and other goods or services to Purchaser at any time after the Closing on terms and conditions similar to those used in its current sales, subject to general and customary price increases. To the Sellers' knowledge, no supplier of the Company described in clause (i) of the first sentence of this
Section 6(x) has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement. Schedule 6(x) annexed hereto also lists the twenty (20) largest vendors to the Company in terms of cash payments made during the 1996 fiscal year and the period commencing June 1, 1996 and ending December 15, 1996.

                  (y) Unbilled Costs and Advance Billings. All costs incurred on jobs in process, whether reflected as unbilled costs or a reduction of advance billings to clients, reflected on the Company's books of account as of October 31, 1996 (a true and correct schedule of which is listed on Schedule 6(y) annexed hereto) were calculated in accordance with generally accepted accounting principles and the percentage of completion method of accounting, applied on a basis consistent with the principles used in preparing the Financial Statements and are realizable in the ordinary course of business and were incurred in accordance with applicable budgets in respect thereof.

                  (z) Contracts and Proposals.

                  (i) Schedule 6(z) annexed hereto contains (A) a complete and correct list of all agreements, contracts, licenses, commitments and other instruments and arrangements (whether written or oral) by which the Company is bound other than those which (1) are terminable by the Company on thirty (30) days' notice without penalty and do not relate to the Company's business (as opposed to services provided to the Company), or (2) require annual payments of less than $10,000 singly or $100,000 in the aggregate ("Contracts"), (B) the written anticipated revenues and costs for each written or oral Contract and scheduled completion dates with respect to each job that is yet to be completed and the Company and Sellers have no reason to believe that any of such jobs will not be completed and (C) a list dated October 29, 1996 of all material outstanding proposals, or other writings prepared in an effort to obtain business, prepared by the Company, or on the Company's behalf, and forwarded to prospective clients or customers (the "Proposals"). Notwithstanding anything to the contrary contained in this Section 6(z), Sellers make no representation or warranty that any such Proposals or the anticipated revenues will materialize or that the costs will be as set forth on such schedule.

                  (ii) The Company has delivered to Purchaser complete and correct copies of all written Contracts, together with all amendments thereto, including (A) an accurate descriptions of all material terms of all oral Contracts and (B) all Proposals, set forth or required to be set forth in Schedule 6(z) hereto.

                  (iii) All Contracts are in full force and effect and enforceable against each party thereto. There does not exist under any Contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Company or, to the knowledge of Sellers and the Company, any other party thereto except as set forth in Schedule 6(z) annexed hereto and except for such events or conditions that, individually and in the aggregate, (A) has not had or resulted in, and will not have or result in a default or an event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate a loss of right (a "Material Adverse Effect") and (B) has not and will not materially impair the ability of Seller to perform its obligations under this Agreement and under the Sellers' Related Agreements. None of the Company's existing or completed Contracts is subject to mandatory renegotiation with any governmental body. Except as set forth in Schedule 6(z), no consent of any third party is required under any Contract as a result of or in connection with, and the enforceability of any Contract will not be affected in any manner by, the execution, delivery and performance of this Agreement or any of the Sellers' Related Agreements or the consummation of the transactions contemplated thereby.

                  (iv) No Seller has an outstanding power of attorney in favor of any party relating to the Company.

                  (aa) Investment Intent. In order to induce Purchaser to issue the Shares to the New Stockholders, and upon reliance thereof, each of the New Stockholders hereby represents and warrants to Purchaser that:

                  (i) the Shares are being acquired solely for his own account, for investment purposes only and not with a view towards the distribution or resale to others and he has no present commitment or arrangement providing for the distribution thereof;

                  (ii) his decision to receive the Shares as partial consideration hereunder is not based on any promotional, marketing or sales materials, and he and his representatives have been afforded, prior to the entering into of this Agreement and the receipt of the Shares, the opportunity to ask questions of, and to receive answers from, Purchaser and its management, and has had access to all documents and information which he deems material to a decision to receive the Shares hereunder. Each of the Sellers acknowledges and understands that Purchaser is a public reporting company, that annual, quarterly and other reports are, from time to time, filed by Purchaser with the SEC under the Securities Exchange Act of 1934, as amended, and that he can obtain a copy of any such report from the SEC, without charge, either electronically or from certain public information offices maintained by the SEC or from Purchaser;

                  (iii) he will not transfer any Shares unless such Shares are registered under the Securities Act, and under any applicable state securities or "blue sky" laws (collectively, the "Securities Laws"), or unless an exemption is available under such Securities Laws, and that Purchaser may, if it chooses, where an exemption from registration is claimed by a Seller, condition any transfer of Shares out of such Seller's name on an opinion of Purchaser's counsel to the effect that the proposed transfer is being effected in accordance with, and does not violate, an applicable exemption from registration under the Securities Laws;

                  (iv) he acknowledges, understands and appreciates that the Shares have not been registered under Section 5 of the Securities Act, by reason of a claimed exemption under the provisions of such Act and a similar exemption to the registration provisions of applicable state securities laws, all of which depends, in large part, upon the representations as to each of the Sellers' intent relative to the acquisition of the Shares and other related matters set forth herein;

                  (v) he understands it is the view of the SEC that, among other things, an acquisition with a present intent to distribute or resell would represent an acquisition with an intent inconsistent with the representations herein made by Sellers, and consequently, the SEC might regard such a transfer as a deferred sale for which the exemption from registration is not available;

                  (vi) he understands, acknowledges, and appreciates that Purchaser is relying upon, and it is entitled to rely upon, all of the representations and warranties contained in this
                  Section 6(aa);

                  (vii) he agrees and consents to the placement of a legend on the certificate(s) representing the Shares substantially in the form set forth in Section 19(o) hereof which shall state that the Shares have not been registered under the Act or applicable state Securities Laws; and

                  (viii) he understands, acknowledges, and agrees that no return on investment, whether through distributions, appreciation, transferability or otherwise, and no performance by, through or of Purchaser, has been promised, assured, represented or warranted by

                  Purchaser with respect to the Shares, or by any director, officer, employee, agent or representative thereof and while the common stock of Purchaser is presently listed and traded on the New York Stock Exchange, the Shares to be received under this Agreement are not registered under applicable federal or state securities laws, and thus may not be sold, conveyed, assigned or transferred unless registered under such laws or unless an exemption from registration is available under such laws, and therefore, there is no present public or other market for such Shares, nor can there be any assurance that the common stock of Purchaser will continue to be listed and traded on the New York Stock Exchange or on any other organized market or quotation system, and Sellers may not be able to liquidate their investment in the event of an emergency or otherwise, the transferability of the Shares is severely limited, and, as such, each of the Sellers could sustain a complete loss with respect to their Shares.

                  (bb) Minute Books. Since the incorporation of the Company, the minute books of the Company have been properly kept and maintained in good order, have been updated on a periodic basis. True and correct copies of the minute books and other statutory books of the Company have been previously provided to Purchaser. Schedule 6(bb) annexed hereto contains a complete and accurate list of the names of all of the Company's directors and officers, the name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

                  (cc) Inventories. All inventory of equipment held for sale or rent, spare parts, replacement and component parts, and office and other supplies (collectively, "Inventories") are of good and usable quality in all material respects and except as set forth on Schedule 6(cc) annexed hereto, do not include obsolete or discontinued items. Except as set forth on Schedule 6(cc) annexed hereto, (i) all Inventories that are finished goods are saleable or rentable as current inventories at the current prices thereof in the ordinary course of business, (ii) all Inventories are recorded on the books of the Company at the lower of cost or market value determined in accordance with generally accepted accounting principles consistently applied and (iii) no write-down in inventory has been made or should have been made pursuant to generally accepted accounting principles consistently applied during the past year. Schedule 6(cc) annexed hereto lists the locations of all Inventories.

                  (dd) Real Property.

                  (i) Leases. Schedule 6(dd) annexed hereto contains a complete and correct list of all real estate leases (the "Leases") pursuant to which the Company occupies or uses real property in connection with its business, setting forth the address, landlord and tenant for each Lease. The Company has delivered to the Purchaser correct and complete copies of the Leases. Each Lease is legal, valid, binding, enforceable, and in full force and effect, except as may be limited by bankruptcy, insolvency, reorganization and similar Applicable Laws affecting creditors generally and by the availability of equitable remedies. Neither the Company nor, to the knowledge of Sellers and the Company, the landlord under any of the Leases is (or upon the consummation of the transactions contemplated hereby, will be) in default, violation or breach in any respect under any Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute a default, violation or breach in any respect under any Lease. None of the Leases have been pledged, mortgaged, assigned, modified or amended by the Company. Each Lease grants the tenant under the Lease the exclusive right to use and occupy the demised premises thereunder. The Company has good and valid title to the leasehold estate under each Lease free and clear of all liens created by the Company. The Company enjoys peaceful and undisturbed possession under its respective Leases for the leased real property. Except as set forth on Schedule 6(dd) annexed hereto, no consent is required by any landlord, lessor, ground lessor, mortgagee, or other party holding any interest in connection with or in respect of any of the Leases, by virtue of the transactions contemplated hereby.

                  (ii) No Proceedings. There are no eminent domain or other similar proceedings pending or, to the knowledge of Sellers and the Company, threatened affecting any portion of the leased real property and there is no proceeding pending or, to the knowledge of Sellers and the Company, threatened for the taking or condemnation of any portion of the leased real property. To the knowledge of Sellers and the Company, there is no writ, injunction, decree, order of judgment outstanding, nor any action, claim, suit or proceeding relating to the ownership, lease, use, occupancy or operation by any person of any of the leased real property.

                  (iii) Current Use. The use and operation of the real property in the conduct of the Company's business does not violate in any material respect any instrument of record or agreement affecting the real property. There is no violation of any covenant, condition, restriction, easement or order of any Governmental Authority having jurisdiction over such property or of any other person entitled to enforce the same affecting the real property or the use or occupancy hereof. No damage or destruction has occurred with respect to any of the real property.

                  (ee) Warranty Claims. Set forth on Schedule 6(ee) annexed hereto is an accurate and complete list of all warranty claims asserted against the Company (and which are unresolved) or for which the Company has been advised that it has responsibilities in respect of its products or services, and except as set forth on Schedule 6(ee) annexed hereto, the warranties issued by the Company in respect of its products or services which are outstanding or unexpired on the date hereof are consistent with the warranties historically issued by the Company and such outstanding warranties do not pose any unusual risk to the Company.


                  (ff) Exclusive Dealer Arrangements. Set forth on Schedule 6(ff) annexed hereto is an accurate and complete list of agreements in respect of which the Company is an authorized and/or exclusive dealer in respect of the sale or providing of services in respect of any product. Except as set forth on
Schedule 6(ff) hereto, neither the Company nor any Seller has been notified that any such arrangements are due to expire or be terminated for any reason.

         7. Representations and Warranties by Purchaser. Purchaser represents and warrants to Sellers as follows:

                  (a) Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to enter into this Agreement and all other agreements to which Purchaser is a party required to be delivered by Purchaser pursuant to Section 5(a) hereof (which documents are hereinafter sometimes collectively referred to as "Purchaser's Related Agreements") and to carry out the transactions contemplated by this Agreement. Purchaser has delivered to Sellers copies of Purchaser's certificate of incorporation, and all amendments thereto, and the by-laws of Purchaser as presently in effect, each certified as true and correct by Purchaser's secretary.

                  (b) Execution, Delivery and Performance of Agreement. Neither the execution, delivery nor performance of this Agreement and Purchaser's Related Agreements by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to any provision of Purchaser's certificate of incorporation or by-laws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, ordinance, rule or regulation or any order, judgment or decree to which Purchaser is a party or by which it may be bound or affected. Purchaser has the full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby, all proceedings required to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and Purchaser's Related Agreements have been properly taken, and this Agreement and Purchaser's Related Agreements constitute the valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except that such enforcement may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium and similar law affecting creditors' rights generally. The Shares, when issued, will be validly issued and non-assessable.

                  (c) Litigation. There is no claim, legal action, suit, arbitration, governmental investigation or other legal or administrative proceeding, nor any order, decree or judgment in progress, pending or in effect or, to Purchaser's knowledge, threatened against or relating to Purchaser in connection with or relating to the transactions contemplated by this Agreement and the Purchaser's Related Agreements and Purchaser does not know or have any reason to be aware of any basis for the same.


                  (d) Investment Intent; Unregistered Shares. Purchaser is acquiring the Stock for investment and not with a view to distribute the Stock. It is understood and acknowledged that the Stock has not been registered under the Securities Act or under the Securities Laws of any state and that a subsequent sale of the Stock may be restricted absent such a registration unless an exemption is available.

                  (e) Financing. Purchaser has sufficient funds, or has obtained binding written commitments from responsible banks or financial institutions to provide any required financing in an aggregate amount not less than the Purchase Price, which funds will be available on the Closing Date.

         8. Employment Matters; Employment Contracts. (a) Intentionally Omitted.

                  (b) Schedule 8(b) annexed hereto contains:

                  (i) an accurate and complete list and description of all collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which the Company is a party or is bound;

                  (ii) the names and current annual salary rates of all persons who are currently employed by the Company showing separately for each such person the amount paid or payable as salary, bonus payments and any indirect compensation for the twelve
                  (12) month period ended September 30, 1996 as well as each of such person's current compensation;

                  (iii) all material written agreements providing for the services of an independent contractor to which the Company is a party or by which it is bound; and

                  (iv) true and correct copies of all employee retirement plans, pension plans, welfare plans and all employee benefits covering the Company's employees (and any summary plan descriptions in effect for such plans and benefits). Except as set forth on Schedule 8(b) annexed hereto, all requirements of applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), have been fulfilled with regard to said plans and the administration thereof and will be fulfilled with regard to the termination of any of said plans.

                  (v) true and correct copies of all documents relating to the Company's request to the Internal Revenue Service (the "IRS") for a compliance statement pursuant to the Employee Plans Voluntary Compliance Resolution Program in connection with the Company's 401(k) Salary Savings Plan (the "Plan"). The Company hereby represents and warrants that all action required and necessary to be taken in order to comply with the IRS's Compliance Statement have been taken and completed in full.

                  (c) The execution and performance of this Agreement will not constitute a stated triggering event under any plan or arrangement which will result in payment (whether of deferred compensation, or otherwise) becoming due to any employee or former employee of the Company.

                  (d) There exist no obligations or liabilities, including claims incurred (as defined herein) but not reported under any uninsured plan providing medical benefits, arising out of or in connection with any employee benefit plan or arrangement, except to the extent funded or accrued as a liability. For purposes of the preceding sentence, a medical claim shall be deemed to be incurred on the date of occurrence of an injury, the diagnosis of an illness, or any other event giving rise to such claim or series of related claims. Except as set forth on Schedule 8(d) annexed hereto, no plan provides health, medical, death or survivor benefits to any former employee of the Company or beneficiary thereof, except to the extent required under any state insurance law providing for a conversion option, COBRA or other COBRA type rights under a group insurance policy or under Section 601 of ERISA. There are no multi-employer plans covering any employee of the Company nor has the Company ever maintained a multi-employer plan. With respect to any plan or trust created thereunder, no event has occurred which would subject the Company, directly or indirectly, by reason of an indemnity obligation or otherwise, to any tax imposed under Section 4975 of the Code or any civil penalty imposed under
Section 502 of ERISA. There have not been any "reportable events" as such term is defined Section 4043(b) of ERISA with respect to any plan. Each of the 401(K) Plan and the ESOP has received a valid qualification letter from the IRS that each such plan is "qualified" within the meaning of Section 401(a) of the Code and that its trust is tax exempt under Section 501(a) of the Code. Each such plan has been maintained and administered as such and the Company knows of no fact which would adversely affect the qualified status of any such plan.

                  (e) There has not been any (i) termination of any "defined benefit plan" within the meaning of ERISA maintained by the Company or any person, firm, or corporation (each being referred to herein as an "ERISA Affiliate") which is under "common control" (within the meaning of Paragraph 4001(b) of ERISA) with the Company, except to the extent that such "defined benefit plan" was fully funded on the date of termination sufficient to pay all plan liabilities and no liability in respect thereof exists (or shall exist) to the Pension Benefit Guaranty Corporation, (ii) commencement of any proceeding to terminate any such plan pursuant to ERISA, or otherwise or (iii) written notice given to the Company or any ERISA Affiliate of the intention to commence or seek the commencement of any such proceeding.

                  (f) The Company shall terminate the ESOP and the accrual of benefits thereunder prior to the Closing of the transactions contemplated hereby. Sellers hereby indemnify and hold Purchaser and the Company harmless from any and all loss, cost or expense suffered or incurred by Purchaser or the Company by reason of (i) the ESOP's participation in the transactions contemplated hereby, (ii) the termination of the ESOP, (iii) the distribution of benefits after the Closing to the plan participants pursuant to the termination of the ESOP or (iv) any act or failure to act by Sellers or the Disinterested Trustee pursuant to the obligations imposed on Sellers and the Disinterested Trustee pursuant to this Section 8(f), including, without limitation, any liability whatsoever to any participant or former participant, the Department of Labor or any other person or governmental authority with respect to the ESOP or the payment or distribution of benefits thereunder. After the Closing, (A) Sellers and the Disinterested Trustee shall have control of the termination and liquidation of the ESOP and the distribution of benefits thereunder to the plan participants, to be accomplished in accordance with all applicable laws and the terms and conditions of the ESOP, (B) Sellers and the Disinterested Trustee shall keep Purchaser informed of the progress of the termination and liquidation of the ESOP, (C) Sellers shall provide Purchaser and its counsel with copies of all correspondence relating thereto and (D) obtain Purchaser's written consent prior to taking any action with respect thereto, including, without limitation, the payment and allocation of benefits to the plan participants. In furtherance thereof, within sixty (60) days of the Closing, Sellers and the Disinterested Trustee shall file with the IRS an Application for Determination for Terminating Plan (Form 5310) and shall distribute plan benefits in accordance therewith upon the receipt of a favorable determination letter. All legal fees and associated costs relating to the termination and liquidation of the ESOP incurred by Sellers and the Disinterested Trustee shall be borne by Sellers.

                  (g) Except for (i) Blumberg, who shall be subject to the Blumberg Employment Agreement, and (ii) the rights of persons under agreements described on Schedule 8(d), Purchaser shall have the right, but not the obligation, from and after the Closing Date, to continue to offer "at will" employment to personnel employed by the Company on the Closing Date, on terms and conditions acceptable to Purchaser. Purchaser covenants and agrees to indemnify and hold the Sellers harmless in connection with any liability incurred by, threatened or assessed against any of the Sellers in connection with any layoffs or termination of Company employees on or after the Closing Date, including, without limitation, any liability relating to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") or any state law relating to employer obligations to employees affected by layoffs, including, without limitation, any and all backpay, benefits, damages, costs, attorneys' fees, fines and other liabilities arising under WARN or said state laws with respect to any Mass Layoff or Plant Closing (each as defined in WARN) or affecting Company employees.

                  (h) Subject to Section 8(g) above, Purchaser shall cause the Company to recognize and credit all service by the Company's employees with the Company prior to the Closing for purposes of eligibility and vesting under any employee benefit plan, program or policy established or maintained by the Company subsequent to the Closing, and for purposes of benefit accrual under any such employee benefit plan, program or policy other than a defined benefit pension plan as defined in Section 414(j) of the Code.

                  (i) Subject to Section 8(g) above, Purchaser shall cause the Company to provide immediate eligibility for an continue coverage on and after the Closing Date, for all employees of the Company and other persons who are entitled to group health coverage under the Company's health program immediately prior to the Closing Date, under a group health plan (as defined in Section 5000(b)(1) of the Code) sponsored by the Company and/or Purchaser on and after that date on substantially the same basis and terms as such plans made available to Purchaser's other employees (provided that any increase in benefits available to the employees of the Company shall be made as soon as practicable after the Closing Date), except that such plan or plans shall not preclude coverage by reason of any conditions pre-existing at the time of Closing, and Purchaser shall cause the Company to fulfill its obligation to provide continuation of health coverage under Section 4980B of the Code and under applicable state law
(i) to all former employees of the Company, their spouses and their dependents and (ii) all other persons, who as of or after the Closing Date, are entitled under the applicable law to such coverage.

                  (j) Purchaser acknowledges that the Company is party to that certain Executive Deferred Compensation Agreement dated January 1, 1995 between the Company and Donald Blumberg and agrees that Purchaser shall cause the Company to perform all obligations of the Company under such agreement.

                  (k) Nothing in this Agreement, whether express or implied, is intended to confer upon any employee or his legal representative any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement including, without limitation, any rights of employment.

                  (l) No person or entity that was engaged by the Company as an independent contractor can or will be characterized or deemed to be an employee of the Company under applicable laws, statutes, rules, regulations and administrative proceedings for any purpose whatsoever, including, without limitation, for purposes of federal, state and local income taxation, workers' compensation and unemployment insurance and retirement plan eligibility.

                  (m) The Company has not closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past five (5) years, nor has the Company planned or announced any such action or program effective prior to the Closing

Date. The Company is in compliance with its obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise. The Company is in compliance with its obligations pursuant to the Immigration Reform and Control Act of 1986.

                  (n) At the Closing, Caribiner and Blumberg shall execute and deliver the Blumberg Employment Agreement.

         9. Tax Information; Tax Returns; Disputes; Tax Indemnity. (a) After the Closing Date, Purchaser and Sellers (i) shall provide, or shall cause to be provided, to and by each other and each other's respective subsidiaries, affiliates, officers, employees and representatives, such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return, the conduct of any audit or the defense of any litigation or other proceeding with respect to any Tax liability of the Company for any period prior to or including the Closing Date or for any Straddle Period (as defined below) and (ii) shall retain, or shall cause to be retained, for the appropriate period any records or information that may be relevant to any such return or audit. The assistance provided for in this Section shall include providing, or causing to be provided, such information as might reasonably be expected to be of use in connection with any such return, audit, litigation or proceeding. All such materials and information shall be held in confidence by the recipient thereof and shall not be disclosed by the recipient in any manner whatsoever and shall not be used by the recipient other than in connection with such return, audit or litigation without the written consent of the supplier of the information, except as required by law. The term "audit" as used in this Section 9 shall include any inquiry, examination or other conduct of any taxing authority or any judicial or administrative proceedings.

                  (b) The Company shall prepare and timely file (or cause to be prepared and timely filed) for all taxable periods ending on or before the Closing Date, all tax returns required to be filed after the Closing Date with respect to which the Company or the assets of the Company are liable or otherwise in any way subject; and Sellers shall be responsible for and shall pay (except to the extent that such Taxes are accrued and reflected in Net Assets as of the Closing Date) all Taxes shown to be due thereon.

                  (c) Purchaser and the Company shall prepare and Purchaser shall file (or cause to be filed) on a timely basis all tax returns of the Company for any taxable period beginning before and ending after the Closing Date (a "Straddle Period"); and Sellers shall be responsible for (and shall pay) the Taxes shown to be due thereon to the extent attributable to the portion of such taxable period ending on and including the Closing Date (except to the extent that such Taxes are accrued and reflected in Net Assets as of the Closing
Date) and Purchaser shall be responsible for the balance of such Taxes due thereon. Any Taxes for a Straddle Period with respect to the Company shall be apportioned between Sellers and Purchaser based on the actual operations of the Company during the portion of such period ending on the Closing Date (the "Pre-Closing Straddle Period") and the portion of such period beginning on the date following the Closing Date and for purposes of this Section 9, each portion of such period shall be deemed to be a taxable period. With respect to any Taxes for the Straddle Period, at least ten (10) business days prior to the due date for the payment of such Taxes, Purchaser shall present Sellers with a schedule detailing the computation of the Pre-Closing Straddle Period Tax; and within ten
(10) business days after Purchaser presents Sellers with such schedule, Sellers shall pay (except to the extent that such Taxes are accrued and reflected in Net Assets on the Closing Date) the Company the amount of the Pre-Closing Straddle Period Tax as computed by Purchaser. In the event Sellers dispute Purchaser's computation of the Pre-Closing Straddle Period Tax, Sellers shall not be relieved of their obligation to pay, in the first instance, any such disputed amount. If upon such resolution it is determined that any of such disputed amount was not payable to Purchaser and such amount has been paid to Purchaser, then Purchaser shall promptly refund to Sellers such amount.

                  (d) Sellers will pay all sales, gains, transfer and documentary taxes, if any, payable in connection with the sale of Stock to Purchaser hereunder. Sellers shall prepare and file and the Purchaser shall cooperate in the filing of all returns relating to any tax described in this
Section 9(d).

                  (e) Sellers agree to, and shall indemnify Purchaser and the Company and hold each of them harmless from and against any and all Taxes imposed on or incurred by the Company (or any other entity which, on or before the Closing Date, is or was an affiliate thereof), including reasonable legal fees and expenses incurred by Purchaser or the Company with respect thereto, for any taxable year or taxable period ending on or prior to the Closing Date (including any short periods up to and including the Closing Date; but subject to Sections 9(b) and 9(c) hereof), including, without limitation, any and all Taxes arising out of the consummation of the transactions contemplated hereby.

                  (f) Sellers shall have exclusive control at their sole cost and expense over any dispute relating to any Tax liability or return of the Company filed for or with respect to any period ending on or prior to the Closing Date; provided, however, that Sellers shall keep Purchaser informed of the progress of any such dispute and Purchaser shall be entitled to participate therein at its own expense to the extent the same relates to the Company; and Sellers may settle any or all such disputes, accept any determination as final, pay any Tax claim or take such other action to contest or concede any Tax claimed. Purchaser shall cooperate and shall cause its affiliates to cooperate with Sellers in connection with any and all such disputes and will execute all lawful, true and correct powers of attorney. Purchaser shall have exclusive control over any dispute relating to any Tax liability or return of the Company filed for or with respect to any tax period beginning after the Closing Date or any tax period including the Closing Date. Sellers shall cooperate with Purchaser in connection with any and all such disputes and will execute all lawful, true and correct powers of attorney, affidavits, and other papers necessary in connection therewith, and will provide Purchaser and/or the Company with all relevant information in their possession.


                  (g) Sellers shall not be entitled to any refunds or credits of Taxes, or interest and penalties received by the Company attributable to Taxable Periods (or portions thereof) ending on or prior to the Closing Date.

         10. Indemnification. (a) Sellers hereby indemnify and agree to defend and hold Purchaser harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse Purchaser for):

                  (i) any and all loss, liability or damage suffered or incurred by the Company or Purchaser by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant by Sellers or the Company contained herein or in any certificate, document or instrument delivered by Sellers or the Company to Purchaser hereunder (except the Employment Agreements and the Non-Competition Undertaking, which shall be governed solely by the terms thereof);

                  (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to
                  (i) above or (iii) or (iv) below or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

                  (iii) any and all loss, liability or damage suffered or incurred by Purchaser by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Sellers or the Company with respect to this Agreement or any of the transactions contemplated hereby.

                  (iv) Any and all loss, liability or damage suffered or incurred by the Company or Purchaser by reason of any Release of Hazardous Materials arising from, relating to or otherwise affecting the real property located at 511-513 Meeting Street, Charleston, South Carolina (the "511-513 Meeting Property"), unless the same is caused by Purchaser or the Company after the Closing Date; provided this Section 10(a)(iv) shall only be applicable if the 511-513 Meeting Property is transferred pursuant to Section 3(b)(vi)(C) prior to the Closing Date.

                  (b) Purchaser shall indemnify, defend and hold Sellers harmless from, against and in respect of (and shall, subject to the other provisions of this Agreement, on demand reimburse them for):

                  (i) any and all loss, liability or damage suffered or incurred by Sellers by reason of or resulting from any untrue representation, breach of warranty or non- fulfillment of any covenant or agreement by Purchaser contained herein or in any certificate, document or instrument delivered to Sellers hereunder;

                  (ii) any and all actions, suits, proceedings, claims, demands, assessments, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, incident to
                  (i) above or (iii) below or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof, or in enforcing this indemnity; and

                  (iii) any and all actual loss, liability or damage suffered or incurred by Sellers by reason of or in connection with any claim for finder's fee or brokerage or other commission arising by reason of any services alleged to have been rendered to or at the instance of Purchaser with respect to this Agreement or any of the transactions contemplated hereby.

                  (c) Sellers, on the one hand, and Purchaser, on the other hand, shall not be required to indemnify the other under this Section 10 or be liable under Section 11 hereof unless the aggregate amounts for which indemnity would otherwise be due thereunder exceeds $100,000 (the "Indemnification Basket"), in which case Sellers, on the one hand, or Purchaser, on the other hand, shall, as the case may be, be responsible for all such indemnifiable amounts in excess of the Indemnification Basket due pursuant to this Section 10. Notwithstanding the foregoing to the contrary, the Indemnification Basket shall not apply to (A) a breach of a representation, warranty or covenant contained in (i) Section 6(i) (taxes) hereof, (ii) Section 8(f) (ESOP matters), (iii) Section 9 (tax matters) nor (B) Sellers' indemnification obligations under Section 10(a)(iv) (511-513 Meeting Property) hereof, and, in such event, the party with the indemnification obligation thereunder shall indemnify the other party therefor from the first dollar.

                  (d) Any indemnifiable liability or reimbursement under this
Section 10 shall be limited to the amount of actual damages (of any nature) subject to indemnification actually sustained by a party hereto, net of any applicable insurance payments actually received, other reimbursement or tax benefit actually realized by such party.

                  (e) If a claim by a third party is made against a party hereto (an "Indemnified Party"), and if an Indemnified Party intends to seek indemnity with respect thereto under this Section 10, the Indemnified Party shall promptly notify the party required to indemnify the Indemnified Party pursuant to this
Section 10 (an "Indemnifying Party") of such claim (the "Indemnity Notice"); provided, however, that failure by an Indemnified Party to notify an Indemnifying Party of such claim shall not effect the Indemnified Party's right to seek indemnification so long as the Indemnifying Party is not materially prejudiced by such failure to have been notified of such claim. The Indemnifying Party shall have ten (10) days after receipt of the Indemnity Notice to undertake, conduct and control, through counsel of its own choosing and at its expense, but reasonably acceptable to the Indemnified Party, the settlement or defense thereof, and the Indemnified Party shall cooperate with it in connection therewith; provided, however, that with respect to settlements entered into by the Indemnifying Party, the Indemnifying Party shall obtain the release of the claiming party in favor of the Indemnified Party. If the Indemnifying Party undertakes, conducts and controls the settlement or defense of such claim, the Indemnifying Party shall permit the Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party, providing that the fees and expenses of such counsel shall be borne by the Indemnified Party. With respect to indemnification provided for hereunder, the Indemnified Party shall not pay or settle any such claim so long as the Indemnifying Party is reasonably contesting any such claim in good faith. Notwithstanding the immediately preceding sentence, the Indemnified Party shall have the right to pay or settle any such claims, provided that in such event it shall waive any right to indemnity therefor by the Indemnifying Party.

                  (f) Subject to the limitations set forth in Sections 10(c)-(e), if the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days after the receipt of the Indemnified Party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the Indemnified Party shall have the right to contest, settle or compromise the claim in the exercise of its good faith reasonable judgment at the expense of the Indemnifying Party subject to the other terms and provisions of this Section 10.

         11. Nature and Survival of Representations and Warranties; Rules Regarding Indemnification and Other Actions.

                  (a) All statements, representations, warranties and indemnities made by each of the parties to this Agreement (and in any schedule or exhibit annexed hereto) are and shall be true and correct as of the date hereof and as of the Closing Date, and each of them shall survive the Closing as provided in Section 11(b) hereof and shall be subject to Section 10 hereof.

                  (b) No claim shall be made or enforced against an Indemnifying Party, whether pursuant to Section 10 hereof or by an action at law or any other action including, but not limited to, a claim of a breach of a representation and warranty (collectively, "Other Action") unless and to the extent that the Indemnity Notice or notice of an Other Action shall have been given by the party seeking indemnification or instituting an Other Action to the Indemnifying Party not later than eighteen (18) months after the Closing Date or, with respect to Taxes, the date upon which the applicable period of limitation on assessment or refund of any relevant tax has expired; provided that claims asserted pursuant to an Indemnity Notice prior to the expiration of the applicable survival period shall survive until such claim shall be resolved and payment in respect thereof, if any is owing, shall be made.

         12. Conduct of Business Prior to Closing. (a) Prior to the Closing, the

Company shall conduct its business and affairs only in the ordinary course and consistent with its prior practice and shall maintain, keep and preserve its business and properties in good condition and repair and maintain insurance thereon in accordance with present practices, and Sellers and the Company will use their best efforts to preserve the business of the Company, to keep available to Purchaser the services of the Company's present officers and employees, to preserve for the benefit of Purchaser the goodwill of the Company's suppliers and customers and others having business relations with it, including, without limitation, the following:

                  (i) Liabilities. Consistent with past practice, the Company shall pay or discharge its current liabilities when the same become due and payable, except for such liabilities as may be subject to a good faith dispute or counterclaim.

                  (ii) Litigation. Sellers and the Company shall promptly notify Purchaser of any lawsuits, claims, proceedings or investigations which after the date hereof are commenced or, to the knowledge of Sellers or the Company, threatened against the Company or against any shareholder, officer, employee, consultant or agent with respect to the Company or the transactions contemplated by this Agreement.

                  (iii) Compliance with Laws. Sellers and the Company will take such action as may be necessary to duly comply with all laws, statutes, rules and regulations applicable to it as they relate to the conduct of the Company's business.

                  (iv) Continued Effectiveness of Representations and Warranties. Each of the Sellers and the Company shall use his or its best efforts to conduct the business of the Company in such a manner so that the representations and warranties contained in Section 6 hereof shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. Sellers and the Company shall promptly give to Purchaser notice of any event, condition or circumstance occurring from the date hereof through the Closing Date which would constitute a violation or breach of their representations, warranties, covenants or agreements contained in this Agreement.

                  (b) Without limiting the generality of Section 12(a) hereof, prior to the Closing, Sellers or the Company will not without Purchaser's prior written approval:

                  (i) change the Company's articles of incorporation or by-laws or merge or consolidate or obligate the Company to do so with or into any other entity;

                  (ii) enter into any contract, agreement, commitment or other understanding or arrangement which is not in the ordinary course of the business of the Company; or

                  (iii) perform, take any action or incur or permit to exist any of the acts, transactions, events or occurrences of the type described in subparagraphs (i), (ii), (iii), (iv), (v),
                  (viii), (ix), (x), (xi), (xii), (xiv), (xv) and (xvi) of
                  Section 6(j) hereof which
                  would have been inconsistent with the representations and warranties set forth therein had the same occurred after the Balance Sheet Date and prior to the date hereof.

                  (c) Sellers and the Company shall give Purchaser prompt written notice of any change in any of the information contained in the representations and warranties made in Section 6 hereof or the Schedules referred to therein which occurs prior to the Closing.

         13. Access to Information and Documents. So long as this Agreement is in effect, Sellers and the Company will give Purchaser and Purchaser's attorneys, accountants, consultants, employees, agents and other representatives full access to the Company's personnel and all properties, documents, contracts, information, books, work papers and records of the Company and will furnish Purchaser with copies of such documents (certified by the Company's officers if so requested) and with such information with respect to all properties, assets, books, contracts, commitments, reports and records as Purchaser may from time to time request, including, without limitation, such books, records, documents and any other information relating to any predecessor to the Company's business, and Purchaser will not improperly disclose the same. Any such furnishing of such information to Purchaser or any investigation by Purchaser shall not affect Purchaser's right to rely on any representations and warranties made in this Agreement. In addition, Sellers and the Company will permit Purchaser and its attorneys, accountants, consultants, employees, agents and other representatives reasonable access to such personnel of the Company during normal business hours as may be necessary or useful to the Purchaser in its review of the properties, assets and business affairs of the Company and the above-mentioned documents, records, and information any owned or leased real property for purposes of performing environmental assessments.

         14. Hart-Scott-Rodino. As soon as practicable after the execution of this Agreement, the Company and Purchaser shall make their respective filings, and shall thereafter promptly make any other required submissions in connection therewith under the HSR Act with respect to the transactions contemplated by this Agreement. Purchaser, on the one hand, and the Company and Sellers, on the other hand, shall cooperate with one another in respect of, and shall diligently pursue the obtaining of all governmental consents, permits, authorizations, approvals, and waivers required in connection with the transaction contemplated hereby including, without limitation, those required under the HSR Act. Purchaser, on the one hand, and the Company and Sellers, on the other hand, will prosecute all such filings with all reasonable diligence and will diligently oppose any objection to, appeals from, or petitions to stay or reconsider such governmental consents, permits, authorizations, approvals and waivers. Purchaser, on the one hand, and the Company and Sellers on the other hand, agree not to take any action which might materially and adversely affect the obtaining of such consents, permits, authorizations, approvals and waivers.

         15. Conditions Precedent.

                  (a) Conditions to Obligations of Each Party. The obligations of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment (or waiver by Purchaser or Sellers, as the case may be) on or prior to the Closing Date of the condition that: the transactions contemplated hereby shall not have been restrained, enjoined or otherwise prohibited by any Applicable Law, including any order, injunction, decree or judgment of any court or other Governmental Authority; no court or other Governmental Authority shall have determined any Applicable Law to make illegal the consummation of the transactions contemplated by the Agreement, Purchaser's Related Agreements or Seller's Related Agreements; and no proceeding with respect to the application of any such Applicable Law to such effect shall be pending.

                  (b) Conditions to Obligations of the Purchaser. All obligations of the Purchaser hereunder are subject, at the option of Purchaser, to the fulfillment of each of the following conditions at or prior to the Closing, and Sellers and the Company shall exert their best efforts to cause such conditions to be fulfilled:

                  (i) All representations and warranties of Sellers and the Company contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

                  (ii) All covenants, agreements and obligations required by the terms of this Agreement to be performed by Sellers or by the Company at or before the Closing shall have been duly and properly performed in all material respects.

                  (iii) Since the date of this Agreement, there shall not have occurred any material adverse change in the condition (financial or otherwise), business, properties, assets or prospects of the Company.

                  (iv) There shall be delivered to Purchaser a certificate executed by the President and Secretary of the Company and by each of the Sellers, dated the date of the Closing, certifying the conditions set forth in paragraphs (i), (ii) and (iii) of this Section 15(b) have been fulfilled.

                  (v) All documents required to be delivered to Purchaser at or prior to the Closing shall have been so delivered.

                  (vi) Purchaser shall have received an opinion of Sellers' counsel, dated the date of the Closing, substantially in accordance with Schedule 4(a)(vi) annexed hereto.

                  (vii) Purchaser and the Company shall have obtained the necessary approvals under the HSR Act and any other necessary Governmental Approvals.

                  (viii) Purchaser shall have received all Consents;

                  (ix) Purchaser shall have received the Phase II Report and such report shall conclude, in Purchaser's reasonable judgment, that no Hazardous Materials exist on or under the 511-513 Meeting Property;

                  (x) Purchaser shall have received evidence of the appointment of the Disinterested Trustee and the resignation of Donald D. Blumberg as trustee of the ESOP immediately prior to such appointment;

                  (xi) Purchaser shall have received resignations of the trustee(s) of the ESOP and the trustee(s) of the Company's 401(k) plan, as Purchaser so instructs;

                  (xii) Purchaser shall have received evidence that (A) all requisite voting rights relating to this Agreement and the transactions contemplated hereby were exercised by the Disinterested Trustee in accordance with applicable law and the terms and conditions set forth in the ESOP, (B) all debts owed by the ESOP to financial institutions and other parties have been satisfied in full, (C) all necessary action (corporate or otherwise) shall have been taken to terminate the ESOP and the accrual of benefits thereunder prior to the Closing of the transactions contemplated hereby and (D) the Disinterested Trustee shall at the Closing sell, transfer, convey, assign and deliver to Purchaser the Stock owned by the ESOP;

                  (xiii) The Disinterested Trustee shall have received the Fairness Opinion Letter;

                  (xiv) Purchaser shall have received evidence of the termination of the Trust Agreement; and

                  (xv) All filings required pursuant to the HSR Act prior to the expiration of or earlier termination of the waiting period under the HSR Act shall have occurred.

                  (c) Conditions to Obligations of Sellers and the Company. All obligations of Sellers and the Company at the Closing are subject, at the option of Sellers and the Company, to the fulfillment of each of the following conditions at or prior to the Closing, and Purchaser shall exert its best efforts to cause each such condition to be so fulfilled:

                  (i) All representations and warranties of Purchaser contained herein or in any document delivered pursuant hereto shall be true and correct in all material respects when made and shall be deemed to have been made again at and as of the date of the Closing, and shall then be true and correct in all material respects.

                  (ii) All obligations required by the terms of this Agreement to be performed by Purchaser at or before the Closing shall have been duly and properly performed in all material respects.

                  (iii) There shall be delivered to the Company a certificate executed by the President and Secretary of Purchaser, dated the date of the Closing, certifying the conditions set forth in paragraphs (i) and (ii) of this Section 15(c) have been fulfilled.

                  (iv) Sellers shall have received an opinion of Purchaser's counsel, dated the date of the Closing, substantially in accordance with Schedule 5(a)(iv) annexed hereto.

                  (v) All documents required to be delivered to the Company at or prior to the Closing shall have been so delivered.

                  (vi) Purchaser and the Company shall have obtained the necessary approvals under the HSR Act and any other necessary Governmental Approvals.

                  (vii) All filings required pursuant to the HSR Act prior to the expiration of or earlier termination of the waiting period under the HSR Act shall have occurred.

         16. Financial Statements; Closing Date Balance Sheet. (a) Promptly following the Closing Date, but in no event later than ninety (90) days thereafter, Purchaser shall cause the Company to prepare and deliver to Sellers the Balance Sheet of the Company as at the Closing Date (the "Closing Balance Sheet"). The Closing Balance Sheet shall be utilized to determine certain of the adjustments to the Purchase Price to be made in accordance with Section 2(b) hereof.

                  (b) Within such ninety (90) day period, the Closing Balance Sheet shall be audited by Ernst & Young, LLP at the expense of Purchaser, and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby, except as otherwise expressly noted therein, and shall be complete, accurate and a fair presentation of the financial condition of the Company as of the dates thereof and the results of operations for the periods covered thereby.

                  (c) After receipt of the audited Closing Balance Sheet, Sellers will have twenty (20) days to object in writing to Purchaser to any or all of the amounts presented therein and to the calculation of any Purchase Price Reduction Amount (as defined in Section 2(b) hereof).

                  (i) In the Sellers do not object, the Closing Balance Sheet and the Purchase Price Reduction Amount, if any, as originally prepared and determined under Sections 16(a) and (b) becomes final and binding on the parties hereto. Sellers failure to respond within such twenty (20) day period shall also be deemed to be Sellers approval of the calculation of the Purchase Price Reduction Amount.

                  (ii) If Sellers so object to any portion of the Closing Balance Sheet or the calculation of the Purchase Price Reduction Amount, Purchaser and Sellers shall promptly attempt to resolve the differences by having their respective accounting firms meet. In the event such dispute is not resolved within thirty (30) days after Sellers' written objection, the parties agree to promptly submit the matter to binding arbitration in accordance with Section 19(m) hereof.

         17. (a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (i) by the written agreement of Purchaser and the Company;

                  (ii) by either the Company or Purchaser by written notice to the other party if the transactions contemplated hereby shall not have been consummated pursuant hereto by 5:00 p.m. E.T. on February 28, 1997, unless such date shall be extended by the mutual written consent of the Company and Purchaser.

                  (iii) by the Purchaser by written notice to the Company if (A) the representations and warranties of the Company or the

                  Sellers shall not have been true and correct in all respects (in the case of any representation or warranty without any materiality qualification) as of the date when made or (B) if any of the conditions precedent set forth herein shall not have been, or if it becomes apparent that any of such conditions will not be fulfilled by 5:00 p.m. E.T. on February 28, 1997, unless such failure shall be due to the failure of Purchaser to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing; or

                  (iv) by the Company by written notice to Purchaser if (A) the representations and warranties of Purchaser shall not have been true and correct in all respects (in the case of any representation or warranty containing any materiality qualification) as of the date when made or (B) if any of the conditions precedent set forth herein shall not have been, or if it becomes apparent that any of such conditions will not be fulfilled by 5:00 p.m. E.T. on February 28, 1997, unless such failure shall be due to the failure of the Company or Sellers to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing.

                  (b) Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 17(a) hereof, this Agreement shall become null and void and have no further force and effect, without any liability in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of the directors, officers, employees, agents, consultants, representatives, advisers, stockholders or Affiliates of any party hereto, except for any liability resulting from such party's breach of this Agreement.

         18. Notices. Any and all notices, demands or requests required or permitted to be given under this Agreement shall be given in writing and sent, by registered or certified U.S. mail, return receipt requested, by hand, or by overnight courier, addressed to the parties hereto at their addresses set forth above or such other addresses as they may from time-to-time designate by written notice, given in accordance with the terms of this Section, together with copies thereof as follows:

                  In the case of Purchaser, with a copy to:

                  Zukerman Gore & Brandeis, LLP
                  900 Third Avenue
                  New York, New York  10022-4728
                  Facsimile no.:  (212) 223-6433

                  Attention:  Jeffrey D. Zukerman, Esq.


                  In the case of Sellers or the Company, with a copy to:

                  Lindquist & Vennum P.L.L.P.
                  4200 IDS Center
                  80 South Eighth Street
                  Minneapolis, Minnesota  55402-2205
                  Facsimile no.:  (617) 371-3207

                  Attention:  Dennis M. O'Malley, Esq.

(In addition, without constituting notice hereunder, the parties shall use reasonable efforts to send by facsimile to counsel for the party to whom notice is to be sent copies of all notices sent by such party). Notice given as provided in this Section shall be deemed effective: (i) on the date hand delivered, (ii) on the first business day following the sending thereof by overnight courier, and (iii) on the seventh calendar day (or, if it is not a business day, then the next succeeding business day thereafter) after the depositing thereof into the exclusive custody of the U.S. Postal Service. Notices to Sellers shall be deemed to be sufficient if delivered in accordance with this Section 18 to Donald Blumberg and David Blumberg at the addresses set forth on Schedule A hereto.

         19. Miscellaneous. (a) This Agreement, including, without limitation, the schedules and other documents referred to herein, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements or understandings with respect hereto, and may not be modified or amended except by a written agreement specifically referring to this Agreement signed by all of the parties hereto.

                  (b) No waiver of any breach or default hereunder shall be considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

                  (c) This Agreement shall be binding upon and inure to the benefit of each corporate party hereto, its successors and assigns, and each individual party hereto and his heirs, personal representatives, successors and assigns.

                  (d) The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  (e) Each party hereto shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by any other party in order to carry out the provisions and purposes of this Agreement.

                  (f) Except as otherwise provided herein or in agreements delivered in connection with this Agreement, all legal, accounting and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party or parties incurring the same.

                  (g) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

                  (h) This Agreement and all amendments hereto shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without reference to principles of conflict of laws.

                  (i) If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision, only to the extent it is invalid or unenforceable, and shall not in any manner affect or render invalid or unenforceable any other severable provision of this Agreement, and this Agreement shall be carried out as if any such invalid or unenforceable provision were not contained herein.

                  (j) All schedules attached hereto shall be incorporated by reference herein as if set forth herein in full.

                  (k) The Company and Sellers agree that, without the prior written consent of Purchaser, unless otherwise required by law, none of such parties shall make or permit to be made any announcement of any kind about this Agreement or the transactions contemplated hereby, either prior to the Closing Date or any time hereafter in the event the transactions contemplated hereby are not consummated as provided herein.

                  (l) The Company and Sellers, on the one hand, and Purchaser, on the other hand, represent and warrant to the other that there is no obligation to pay any commission, finder's fee, broker's fee or similar charge in connection with the transactions provided for in this Agreement, resulting from any agreements or other action of such representing party.

                  (m) Any dispute concerning the Purchase Price Reduction Amount shall be resolved by arbitration in the manner provided in this Section 19(m). Such disputes shall be resolved by binding arbitration commenced and conducted in accordance with the then applicable rules of commercial arbitration of the American Arbitration Association in an arbitration commenced and held before a single arbitrator. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The location of the arbitration shall be in a location to be mutually agreed upon among the parties.

                  (n) This Agreement is not intended to, and shall not confer any rights upon, any parties other than the express parties hereto.

                  (o) Each certificate representing the Shares shall contain a restrictive legend on their reverse side substantially in the following form:


         THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (I) IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AND QUALIFICATION IN EFFECT WITH RESPECT THERETO UNDER THE SECURITIES ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAW OR (II) UNLESS AN OPINION OF CARIBINER INTERNATIONAL, INC.'S COUNSEL THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND THERE IS AN EXEMPTION THEREFROM.

                  (p) Unless the context requires otherwise, the term "Company" as used in this Agreement shall denote both Blumberg Communications, Inc. and its wholly-owned subsidiary, Blumberg Communications of Florida, Inc.

                  (q) For purposes of this Agreement, Sellers' "knowledge" shall mean the knowledge of Archie Thomas, Donald Blumberg, David Blumberg, Michael Waterston, Sharon Hinton, Fred Fabian or Gary Gruca.

                  (r) Each of the Sellers hereby authorize Donald Blumberg or David Blumberg to execute and deliver on their behalf any and all documents in connection with this Agreement, including, without limitation, Sellers' Related Agreements, which documents as executed and delivered by either Donald Blumberg or David Blumberg shall be binding upon each of the Sellers in accordance with their respective terms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           CARIBINER INTERNATIONAL, INC.

                                           By: /S/ Arthur F. Dignam
                                              -----------------------------
                                              Arthur F. Dignam
                                              Executive Vice President

                                           BLUMBERG COMMUNICATIONS, INC.

                                           By: /s/ David L. Blumberg
                                              -----------------------------
                                              David L. Blumberg
                                              President and Chief Executive
                                               Officer

                                            STOCKHOLDERS:

                                            /s/ David L. Blumberg
                                            -----------------------------
                                            DAVID L. BLUMBERG

                                            /s/ Donald D. Blumberg
                                            -----------------------------
                                            DONALD D. BLUMBERG

                                            BLUMBERG COMMUNICATIONS, INC.
                                             EMPLOYEE STOCK OWNERSHIP PLAN
                                             AND TRUST

                                            By: /s/ Donald D. Blumberg
                                               --------------------------
                                               Name:  Donald D. Blumberg
                                               Title: Trustee

                                            /s/ Peter J. Caplow
                                            -----------------------------
                                            PETER J. CAPLOW

                                            /s/ Eugene L. Fritz
                                            -----------------------------
                                            EUGENE L. FRITZ

                                            /s/ C.A. Thomas
                                            -----------------------------
                                            C.A. THOMAS

                                            /s/ Janice L. Blumberg

                                            -----------------------------
                                            JANICE L. BLUMBERG

                                            /s/ Denise L. Tendle
                                            -----------------------------
                                            DENISE L. TENDLE

                                            /s/ Deborah L. Meehan
                                            -----------------------------
                                            DEBORAH L. MEEHAN

                                            /s/ Carla Horne
                                            -----------------------------
                                            CARLA HORNE

                                            /s/ Tara Meehan
                                            ----------------------------
                                            TARA MEEHAN

                                            /s/ Mitchell Brod
                                            -----------------------------
                                            MITCHELL BROD

                                   SCHEDULE A

                                  Number of Shares of                       Cash Portion of                 Cash Portion of
                                  Capital Stock of       Percentage Capital Purchase Price                  Purchase Price
Name, Address and Social Security the Company Owned      Stock Ownership of Before Deducting                After Deducting
Number of Stockholder             by Stockholder         the Company        Escrow Amount    Escrow Amount  Escrow Amount
--------------------------------- -------------------    ------------------ ---------------- -------------  ----------------
David L. Blumberg                  7,545                   8.36%            $ 1,144,800        $ 52,250.00     $1,092,550.00
9912 Bay Vista Estates Blvd.
Orlando, FL  32836
###-##-####

Donald D. Blumberg                33,299                  36.90               6,282,000         230,625.00      6,051,375.00
701 Jamestown Lane
Naples, FL  33963
###-##-####

Blumberg Communications, Inc.     26,434.23               29.30               5,274,000         183,125.00      5,090,875.00
Employee Stock Ownership
Plan and Trust
Donald D. Blumberg, Trustee
701 Jamestown Lane
Naples, FL  33963

Peter J. Caplow                      500                    .55                  99,000           3,437.50         95,562.50
101 Arthur Avenue SE
Minneapolis, MN  55414
###-##-####

Eugene L. Fritz                    1,000                   1.11                 199,800           6,937.50        192,862.50
17595 Polk Street NW
Elk River, MN 55330
###-##-####

Robert J. Hartman, Trustee         4,697                   5.21                 937,800          32,562.50        905,237.50
4200 IDS Center
80 S. 8th Street
Minneapolis, MN  55402

C.A. Thomas                          500                    .55                  99,000           3,437.50         95,562.50
2101 St. Anthony Park
Minneapolis, MN  55418
###-##-####

Janice L. Blumberg                   638                    .71                 127,800           4,437.50        123,362.50
9912 Bay Vista Estates Blvd.
Orlando, FL  32836
###-##-####


Denise L. Tendle                   7,084                   7.85               1,053,000          49,062.50      1,003,937.50


Deborah L. Meehan                  7,084                   7.85               1,053,000          49,062.50      1,003,937.50
5624 Cherry Hill Road
Minnetonka, MN  55345
###-##-####

Carla Horne                          638                    .71                127,800            4,437.50        123,362.50
2347 Pine Woods Circle
Naples, FL 34105
###-##-####

Tara Meehan                          638                    .71                127,800            4,437.50        123,362.50
3142 Tenth Avenue S.
Minneapolis, MN  55407
###-##-####

Mitchell Brod                        177                    .19                 34,200            1,187.50         33,012.50
1807 Jackson Street NE
Minneapolis, MN  55418
###-##-####
                                  -------------------    ------------------ ---------------- -------------  ----------------
                                  -------------------    ------------------ ---------------- -------------  ----------------
                                  90,234.23              100.00%            $16,560,000        $625,000.00    $15,935,000.00


Name, Address and Social Security Stock Portion of
Number of Stockholder             Purchase Price
--------------------------------- -----------------

David L. Blumberg                        $  360,000
9912 Bay Vista Estates Blvd.
Orlando, FL  32836
###-##-####

Donald D. Blumberg                          360,000
701 Jamestown Lane
Naples, FL  33963
###-##-####

Blumberg Communications, Inc.                  -0-
Employee Stock Ownership Plan
and Trust
Donald D. Blumberg, Trustee
701 Jamestown Lane
Naples, FL  33963

Peter J. Caplow                                -0-
101 Arthur Avenue SE

Minneapolis, MN  55414
###-##-####

Eugene L. Fritz                                -0-
17595 Polk Street NW
Elk River, MN 55330
###-##-####

Robert J. Hartman, Trustee                     -0-
4200 IDS Center
80 S. 8th Street
Minneapolis, MN  55402

C.A. Thomas                                    -0-
2101 St. Anthony Park
Minneapolis, MN  55418
###-##-####

Janice L. Blumberg                             -0-
9912 Bay Vista Estates Blvd.
Orlando, FL  32836
###-##-####

Denise L. Tendle                            360,000


Deborah L. Meehan                           360,000
5624 Cherry Hill Road
Minnetonka, MN  55345
###-##-####

Carla Horne                                    -0-
2347 Pine Woods Circle
Naples, FL 34105
###-##-####

Tara Meehan                                    -0-
3142 Tenth Avenue S.
Minneapolis, MN  55407
###-##-####

Mitchell Brod                                 -0-
1807 Jackson Street NE
Minneapolis, MN  55418
###-##-####
                                  -----------------
                                  -----------------

                                         $1,440,000